NEXALIN TECHNOLOGY, INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEXALIN TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, Texas 77056

Notice of Annual Meeting of Stockholders

To be held on August 11, 2026

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nexalin Technology, Inc. (“Nexalin Technology” or the “Company”) will be held in a virtual-only meeting format conducted via live audio webcast located at https://www.cstproxy.com/nexalin/2026 on August 11, 2026 at 10:00 a.m. (Eastern Standard Time). You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend and vote your shares at the Annual Meeting.

The following items are scheduled for consideration and action at the Annual Meeting.

1.	Election of five (5) directors;

2.	Approval of the Nexalin Technology, Inc. 2026 Equity Incentive Plan;

3.	Approval and adoption of a series of one or more amendments of the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s common stock at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments;

4.	Approval and adoption of an Amendment to the Amended and Restated Certificate of Incorporation of the Company to authorize 10 million shares of preferred stock;

5.	Approval and adoption of an Amendment to the Amended and Restated Certificate of Incorporation of the Company to Provide for Officer Exculpation;

6.	Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2026; and

7.	Such other business as may legally come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on July 6, 2026 as the record date for determining the stockholders having the right to notice of and to vote at the Annual Meeting. It is anticipated that on or about July 17, 2026, the Company shall commence mailing to all stockholders of record, as of the record date, this Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card.

Attending the Virtual Meeting

As described in the proxy materials for the Annual Meeting, you are entitled to attend and participate in the virtual Annual Meeting if you were a stockholder of record as of the close of business on July 6, 2026, the record date, or if you hold a legal proxy for the Annual Meeting provided by your bank, broker-dealer, or other similar organization. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company’s common stock at the Annual Meeting.

Stockholders attending the Annual Meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Annual Meeting using the virtual Annual Meeting website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

By order of the Chairman of the Board

/s/ Leslie Bernhard
Leslie Bernhard

Houston, Texas

July 10, 2026

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE VIA THE INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.

Important Notice Regarding Availability of Proxy Materials

for the Stockholder Meeting to be held on August 11, 2026:

THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT AND

THE PROXY STATEMENT (COLLECTIVELY, THE “PROXY MATERIALS”)

ARE ALSO AVAILABLE AT HTTPS://WWW.CSTPROXY.COM/NEXALIN/2026.

NEXALIN TECHNOLOGY, INC.

1776 Yorktown, Suite 550

Houston, Texas 77056

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be Held on August 11, 2026

Proxies in the form enclosed with this statement are solicited by the Board of Directors (the “Board”) of Nexalin Technology, Inc. (“we,” “us,” “our,” the “Company” or “Nexalin Technology”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof, to be held virtually via the Internet on August 11, 2026 at 10:00 a.m., Eastern Standard Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 1776 Yorktown, Suite 550, Houston, Texas 77056. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed to stockholders is July 17, 2026.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on July 6, 2026 (the “Record Date”) are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 22,011,302 outstanding shares of common stock, par value $.001 per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as specified. A quorum will be present at the Annual Meeting if stockholders holding not less than one-third of the shares issued and outstanding on the Record Date are present at the Annual Meeting in person or by proxy.

Voting of Proxies

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for the election of the five (5) director nominees named in this Proxy Statement; (ii) for the approval of Nexalin Technology, Inc. 2026 Equity Incentive Plan; (iii) for the approval and adoption of a series of one or more amendments of the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s common stock at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, as determined by the Board in its discretion; (iv) for the approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company to authorize 10 million shares of preferred stock; (v) for the approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company to Provide for Officer Exculpation; (vi) for the ratification of the appointment of CBIZ CPAs P.C. as Nexalin Technology’s independent auditors for the fiscal year ending December 31, 2026; and (vii) in the proxyholders’ discretion, on any other business that may come before the Annual Meeting and any adjournments thereof.

All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Under Nexalin Technology’s Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors.

Voting Requirements

Election of Directors (Proposal No. 1). The election of the director nominees will require a plurality of the votes cast on the matter at the Annual Meeting. With respect to the election of directors, votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Adoption of the Nexalin Technology, Inc. 2026 Equity Incentive Plan (Proposal No. 2). The affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting is required to approve this matter. Abstentions and broker non-votes will have no effect on the matter.

Approval of Reverse Stock Splits (Proposal No. 3). The affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting is required to approve this matter. Abstentions will have no effect on the matter. Because this proposal is considered a “routine” matter, we do not expect that any broker non-votes will occur with respect to this proposal; however, broker non-votes, if any, will have no effect on the matter.

Approval of Authorization of Preferred Stock (Proposal No. 4). The affirmative vote of the holders of majority of the outstanding shares of common stock is required to approve this matter. Abstentions and broker non-votes will have the same effect as a vote against the matter.

Approval of Revised Officer Exculpation Provided for in the Amended and Restated Certificate of Incorporation. (Proposal No. 5). The affirmative vote of the holders of majority of the outstanding shares of common stock is required to approve this matter. Abstentions and broker non-votes will have the same effect as a vote against the matter.

Ratification of the Appointment of Independent Auditors (Proposal No. 6). The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve this matter. Abstentions will have no effect on the matter. Because this proposal is considered a “routine” matter, we do not expect that any broker non-votes will occur with respect to this proposal; however, broker non-votes, if any, will have no effect on the matter.

Revocability of Proxy

A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering written notice to the Corporate Secretary of Nexalin Technology at or prior to the Annual Meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Expenses of Solicitation

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. In addition, we have engaged the proxy solicitation firm, Campaign Management LLC (“Campaign Management”), to provide strategic advice and solicit proxies on behalf of our Board in connection with the annual meeting. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. We have agreed to pay Campaign Management a base fee of $10,500 plus additional fees for requested services, to reimburse all costs and expenses, and to indemnify Campaign Management in connection with its performance of services.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-264-9255

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

Virtual Meeting Instructions/Q&A

Q:	How can I attend the Annual Meeting?

A:	The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted by webcast and by telephone access (listen-only). You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid Proxy for the Annual Meeting. There is no physical location for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/nexalin/2026. You also will be able to vote your Common Stock online by attending the Annual Meeting by webcast.

To attend the Annual Meeting by telephone (listen-only), you may utilize the following:

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 9626153

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your Proxy card or on the instructions that accompanied your Proxy Materials.

If you hold your Common Stock through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern Standard Time. If you plan to attend the Annual Meeting, we encourage you to log-in prior to the start time, leaving ample time for check-in. Please follow the registration instructions as outlined in this Proxy Statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?

A:	If you are a registered stockholder (i.e., you hold your Common Stock through our transfer agent, Continental Stock Transfer & Trust), you do not need to register to attend the Annual Meeting virtually on the Internet.

If you hold your Common Stock through an intermediary, such as a bank or broker, you should register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must obtain a Legal Proxy from your intermediary, confirming your power to vote the Common Stock, and submit a copy of such Legal Proxy reflecting your ownership of Common Stock along with your name and email address to Continental Stock Transfer & Trust, the Company’s registrar and transfer agent. Requests for registration should be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Standard Time, on August 6, 2026.

You will receive a confirmation of your registration by email after receipt of your registration materials.

Q:	Why are you holding a virtual meeting instead of an in-person meeting?

A:	We believe that holding a virtual meeting will enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with Internet access. Virtual meetings provide expanded access, improved communication and cost savings for us and our stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

Five (5) directors are to be elected at the Annual Meeting. All directors are elected for a term of one year and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

Unless a stockholder instructs otherwise, it is intended that votes pursuant to the enclosed proxy will be cast for the election of the nominees named below. If any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe that any of these nominees will not be available to serve as a director if elected or re-elected, as applicable. There are no family relationships among any of our directors or executive officers.

The following table sets forth the names and ages of each nominee and the positions and period during which each has served as a director of Nexalin Technology. Information as to the stock ownership of each nominee is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All the director nominees have been approved and nominated by the Nominating Committee (described below), with the concurrence of a majority of the Board, for election and/or re-election to the Board.

The names, ages and titles of our director nominees, as of the Record Date, are as follows:

Name	Age	Position	Director Since	Term Ends
Leslie Bernhard(1)(2)(3)	82	Chairman of the Board	2023	2026
Mark White	65	President, Chief Executive Officer and Director	2022	2026
David Owens, M.D.	65	Chief Medical Officer and Director	2022	2026
Alan Kazden(1)(2)(3)	65	Director	2022	2026
Ben V. Hu, M.D.(1)(2)(3)	68	Director	2022	2026

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Set forth below is a brief description of the background and business experience of our director nominees:

Leslie Bernhard, Chairman of the Board

Ms. Leslie Bernhard joined the Board of Nexalin Technology in November 2023 and has served as Chairman since her election to the Board. Ms. Bernhard is the founder of AdStar, Inc., an electronic ad intake service to the newspaper industry, and previously served as its president, chief executive officer and executive director. Her current and prior service on other public company boards includes Milestone Scientific, Inc., where, in addition to being chair, Ms. Bernhard was also interim chief executive officer; Sachem Capital Corp., a Connecticut-based real estate investment trust; Universal Power Group, Inc., a global supplier of power solutions; and Sharplink, Inc. (formerly SharpLink Gaming, Inc.), an ETH Treasury Management and online performance marketing company, where Ms. Bernhard also serves as chair of the audit committee. Ms. Bernhard holds a B.S. Degree in Education from St. John’s University. We believe that Ms. Bernhard’s experience as an entrepreneur and her service as a director of other public corporations will enable her to make an important contribution to the Board.

Mark White, President, Chief Executive Officer, Director

Mr. Mark White has been with Nexalin Technology since 2012, first as an independent consultant from 2012 to 2018, and then as President and Chief Executive Officer from 2018 to present. Mr. White is a versatile health technology executive with over twenty-five years in leadership roles spanning medical device development, clinical operations and business development. Prior to joining the Company, he owned and operated his own clinics and addiction centers, where he witnessed the positive results the Company’s technology achieves. Early in his career, Mr. White spent several years building companies and recruiting successful management teams to accelerate growth across several industries. Mr. White attended the University of Houston. We believe that Mr. White’s experience in our business since its inception and his professional background in medical device development make him an important part of our management team and make him a worthy candidate to serve on the Board.

David Owens, M.D., Chief Medical Officer, Director

Dr. David Owens has been with Nexalin Technology since 2017 when he was named Chief Medical Officer of the Company. Dr. Owens has been involved in numerous medical and software ventures over the past decade. Prior to joining the Company, he served with Empiric Systems, LLC, a software company specializing in radiology information systems and PACS viewing systems. He received a degree in chemistry and physics from Furman University and later an M.D. from the Medical University of South Carolina in Charleston. He completed his residency and fellowship at Emory University Hospital in Neuroradiology and Interventional Neuroradiology. We believe that his medical and software background and experience make Dr. Owens well qualified to serve as a member of the Board.

Alan Kazden, Director

Mr. Alan Kazden was an original investor in Nexalin Technology and has served as a Director since 2019. Mr. Kazden has over 35 years of diverse experience consulting with emerging growth companies in strategic business planning, partnering, raising capital, and acting as a virtual CFO. He also has experience as an auditor. Prior to joining the Company, Mr. Kazden worked in various industries such as technology, manufacturing & distribution, real estate, health care, entertainment, and emerging growth companies. We believe that Mr. Kazden’s background and experience will provide the Board with a perspective on corporate finance matters. Given his financial experience, the Board has also determined that Mr. Kazden qualifies as the Audit Committee financial expert, pursuant to Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Ben V. Hu., M.D., Director

Dr. Ben V. Hu is a founding investor and stockholder in Nexalin Technology. Dr. Hu is currently in private practice in Ohio, focusing on Ophthalmology. Since 2018, he has advised the Company’s executive team on market development strategies and clinical trial structures to support marketing and distribution at a global level. Dr. Hu is also an advisor and member of the Board of Directors to Med-logics Inc. a company developing a surgical technology for cataract surgery utilizing a new patented technology. Dr. Hu was awarded his Doctor of Medicine in 1983 from Case Western University and his Chemical Engineering degree from MIT School of Chemical Engineering. We believe that Dr. Hu’s medical and scientific background and experience make him well qualified to serve as a member of the Board.

The Board of Directors recommends a vote “FOR” the election of each director nominee and Proxies that are signed and returned will be so voted, unless otherwise instructed.

************

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Mark White(1)	65	President, Chief Executive Officer and Director
David Owens, M.D.(2)	65	Chief Medical Officer and Director
Carolyn Shelton	64	Senior Vice-President of Quality, Regulatory and Clinical Affairs

(1)	Biographical information is provided above.
(2)	Biographical information is provided above.

Carolyn Shelton, Senior Vice-President of Quality, Regulatory and Clinical Affairs

Ms. Carolyn Shelton joined Nexalin Technology as Senior Vice President of Quality, Regulatory and Clinical Affairs in September 2024. Prior to joining Nexalin Technology, Ms. Shelton served as Vice President, Regulatory, Quality and Clinical of Openwater Health, LLC, Vice President, Worldwide Regulatory, Quality, Medical Affairs, and Product Steward for Advanced Sterilization Products, Inc., and Vice President, Regulatory, Quality, Medical Affairs, and Clinical for Medtronic.

Code of Ethics

Nexalin Technology has adopted a code of ethics that applies to its directors, principal executive officer, principal financial officer and other persons performing similar functions. This code of ethics is posted on Nexalin Technology’s web site at https://nexalin.com/code-of-business-conduct-and-ethics. Nexalin Technology will also provide a copy of the Code of Ethics to any person without charge, upon written request addressed to the Chairman of the Board, at the Company’s principal executive office, located at 1776 Yorktown, Suite 550, Houston, Texas 77056.

Nexalin Technology has adopted a whistleblower policy. This policy is posted on Nexalin Technology’s web site at https://nexalin.com/governance-documents/.

Insider Trading Policy; Hedging

The Company has adopted an Insider Trading Policy governing transactions in the Company’s securities, including purchases, sales and other dispositions of the Company’s common stock, options, warrants, any other securities the Company may issue from time to time and derivative securities relating to the Company’s stock, by the Company’s directors, officers, employees, certain consultants and contractors, members of their immediate family or household, and any person who receives material nonpublic information from an insider. The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company by, among other things, prohibiting trading while in possession of material nonpublic information, prohibiting tipping and unauthorized disclosure of nonpublic information, establishing quarterly trading windows and blackout periods, permitting trading outside a trading window only pursuant to a legally compliant pre-established trading plan or delegation arrangement, and imposing requirements for Rule 10b5-1 trading plans, including written documentation, adoption when the insider is not in possession of material nonpublic information, cooling-off periods, director and officer certifications, and restrictions on overlapping plans. Each person subject to the policy is responsible for complying with it and exercising appropriate judgment, diligence and caution in connection with transactions in the Company’s securities. The Company’s Insider Trading Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as required for adopted insider trading policies and procedures under Item 408(b) of Regulation S-K. The Company does not have a standalone anti-hedging policy.

Board Leadership Structure

The Board believes that the segregation of the roles of Board Chairman and the Chief Executive Officer ensures better overall governance of the Company and provides meaningful checks and balances regarding its overall performance. This structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and enhances the Company’s prospects for success. The Company also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. For the foregoing reasons, the Board has determined that its leadership structure is appropriate and in the best interest of stockholders.

The Board’s Oversight of Risk Management

The Board recognizes that all companies face a variety of risks, including, liquidity/capital accessibility risk, medical product acceptance risk, and operational risk and, in the Company’s case, China operation risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committees; (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and (4) integrate risk management into the Company’s decision-making. The Board encourages, and management promotes, a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of management and executive officers, to assess and analyze the most likely areas of future risk for the Company.

Committees of the Board

The current members of the Board are Leslie Bernhard, Mark White, David Owens, M.D., Alan Kazden, and Ben Hu, M.D. The Board has standing audit, compensation, and nominating and corporate governance committees (respectively, the “Audit Committee,” the “Compensation Committee,” and the “Nominating Committee”).

Audit Committee

The Audit Committee meets with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee’s purpose is to: (A) assist the Board in its oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditors’ qualifications and independence; (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors; and (v) the preparation of our Annual Reports on Form 10-K; and (B) to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors. The current members of the Audit Committee are Leslie Bernhard, Alan Kazden, and Ben Hu, M.D., all of whom are independent as defined in the listing standards of Nasdaq and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Bernhard serves as Chairman of the Audit Committee. A copy of the Audit Committee Charter is available on our website at https://nexalin.com/wp-content/uploads/2022/07/Nexalin-Audit-Committee-Charter.pdf.

Audit Committee Financial Expert

The Board has determined that Alan Kazden is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of the listing standards of Nasdaq and Section 10A(m)(3) of the Exchange Act.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors, and consultants. The Compensation Committee is comprised of three directors, Leslie Bernhard, Alan Kazden, and Ben Hu, M.D. Mr. Kazden serves as Chairman of the Compensation Committee. A copy of the Compensation Committee Charter has been posted on our website at https://nexalin.com/wp-content/uploads/2022/09/Nexalin-Compensation-Comm-Charter-5-19-22.pdf.

Nominating and Corporate Governance Committee

The Nominating Committee identifies potential director nominees and evaluates their suitability to serve on the Board. Based on its evaluation, it recommends to the Board the director nominees for Board membership. In addition, the Nominating Committee also evaluates each existing Board member’s suitability for continued service as a director. The current members of the Nominating Committee are Leslie Bernhard, Alan Kazden, and Ben Hu, M.D. Ms. Bernhard serves as Chairman of the Nominating Committee. A copy of the Nominating Committee Charter can be found on our website at https://nexalin.com/wp-content/uploads/2022/09/Nexalin-Nominating-Comm-charter-5-19-22-.pdf.

The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s criteria for evaluating potential candidates include the following: (i) an understanding of the Company’s business environment; and (ii) the possession of such knowledge, skills, expertise and diversity in background, experience and viewpoint so as to enhance the Board’s ability to manage and direct the affairs and business of the Company including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. Although the Nominating Committee does not have a policy regarding consideration of diversity in identifying director nominees, the committee considers a nominee’s background during the recruitment and nomination process. The Board believes that having a variety of viewpoints improves the quality of dialogue, contributes to a more effective decision-making process and enhances the overall culture of the Board.

The Nominating Committee considers director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The Nominating Committee may also receive suggestions from current Board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating Committee as a potential candidate, it may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of all other information about other candidates that it might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Attendance at Committee and Board Meetings

In 2025, the Board held a total of one (1) meeting and acted by written consent seventeen (17) times. Each of our directors attended at least 75% of the Board meetings. Our Audit Committee met four (4) times in 2025, our Compensation Committee met one (1) time in 2025 and our Nominating Committee acted by written consent three (3) times and did not meet. It is our policy to invite and encourage all the directors to attend the Annual Meeting. All of our directors were present at our 2025 annual meeting of stockholders.

Director Independence

The Board has determined that Alan Kazden, Ben Hu M.D. and Leslie Bernhard (the “Independent Directors”) are independent, as that term is defined in the listing standards of Nasdaq. The Nasdaq criteria for director independence include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by the Company. The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the standards referenced above. In making its independence determinations, the Board of Directors considered the transactions and other relationships between the Company and each director and his or her family members and affiliated entities, as well as, all equity awards, if any, to the Independent Directors for the year ended December 31, 2025, disclosed in “Non-Employee Director Compensation” below. The Board of Directors determined that there were no transactions or other relationships that exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Stockholder Communication with the Board

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee, or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Company, “c/o Corporate Secretary” at 1776 Yorktown, Suite 550, Houston, Texas 77056. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material, or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table, together with the accompanying footnotes, sets forth information, as of the Record Date, regarding stock ownership of all persons known by Nexalin Technology to own beneficially more than five percent (5%) of Nexalin Technology’s outstanding common stock, “Named Executive Officers” (as defined on page 7 herein), all directors, and all directors and executive officers of Nexalin Technology as a group:

Names of Beneficial Owner(1) Executive Officers and Directors	Shares of Common Stock Beneficially Owned(2)	Percentage
Mark White	1,696,151(3)	7.25%
David Owens, M.D.	1,677,061(4)	7.14%
Alan Kazden	382,090(5)	1.73%
Ben V. Hu, M.D.	377,095(6)	1.71%
Leslie Bernhard	49,838	0.23%
Carolyn Shelton	97,080(7)	0.44%
Justin Van Fleet	155,435(8)	0.70%
All directors & executive officers as a group (seven persons)	4,434,750	16.94%

Certain Beneficial Owners
Marilyn Elson and Leonard Osser	1,418,577(9)	6.38%

(1)	The addresses of the persons named in this table are as follows: Mark White, David Owens, M.D., Marilyn Elson, Leonard Osser, Alan Kazden, Ben V. Hu, M.D., Leslie Bernhard, Justin Van Fleet and Carolyn Shelton: 1776 Yorktown, Suite 550, Houston, TX 77056.
(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the Record Date (July 6, 2026), upon the exercise of options and warrants or conversion of convertible securities as applicable. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within sixty (60) days from the Record Date, have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. The percentages for each beneficial owner are determined based on dividing the number of shares of common stock beneficially owned by the sum of the outstanding shares of common stock on the Record Date, and the number of shares underlying options exercisable and convertible securities convertible within sixty (60) days from the Record Date held by the beneficial owner.
(3)	Includes 1,387,024 shares of common stock to be issued to Mr. White pursuant to vested stock option grants under the terms and conditions of his employment agreement. Does not include 1,000,000 shares of common stock underlying a stock option that is contingent upon stockholder approval of the 2026 Equity Incentive Plan.
(4)	Includes 1,484,809 shares of common stock to be issued to Dr. Owens pursuant to vested stock option grants under the terms and conditions of his employment agreement and as awarded as compensation for his service on the Board of Directors. Does not include 1,000,000 shares of common stock underlying a stock option that is contingent upon stockholder approval of the 2026 Equity Incentive Plan.

(5)	Includes 262,500 shares of common stock to be issued to Mr. Kazden pursuant to stock option grants awarded as compensation for his service on the Board of Directors. All shares are owned by the Alan and Natalie Kazden Family Trust. Mr. Kazden has voting and dispositive control over all of such shares. Does not include 100,000 shares of common stock underlying a stock option that is contingent upon stockholder approval of the 2026 Equity Incentive Plan.
(6)	Includes 372,929 shares of common stock held by Dr. Hu, 3,582 shares of common stock held jointly by Dr. Hu and Amy Lun Hu, his spouse, and 584 shares of common stock held jointly by Dr. Hu and David D. Hu, his son. Does not include 100,000 shares of common stock underlying a stock option that is contingent upon stockholder approval of the 2026 Equity Incentive Plan.
(7)	Includes 67,080 shares of common stock underlying vested stock options under the terms and conditions of her employment agreement. Does not include 100,000 shares of common stock underlying a stock option that is contingent upon stockholder approval of the 2026 Equity Incentive Plan and 43,540 shares underlying stock options that will vest after the 60-day period.
(8)	Includes 130,435 shares of common stock underlying vested stock options under the terms and conditions of his employment agreement. Does not include 100,000 shares underlying a stock option that is contingent upon stockholder of the 2026 Equity Incentive Plan.
(9)	Includes 210,000 shares of common stock underlying vested stock options under the terms of a consulting agreement. Does not include approximately 510,989 shares due upon termination/expiration of the U.S. Asian Consulting Group LLC consulting agreement that is set to expire in 2030 and 90,000 shares underlying a stock option that will vest after the 60-day period.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2025 and 2024 by (i) our principal executive officer, and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as an executive officer as of December 31, 2025 and whose total compensation for the 2025 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the Named Executive Officers):

Name and Principal Position	Year	Salary $	Bonus $		Option Awards(1)(2) $		Other Compensation $		Total $
Mark White	2025	300,000	280,000	(3)	241,476	(4)	18,000	(6)	839,476
Chief Executive Officer	2024	300,000	220,000	(3)	490,470		18,000	(6)	1,028,470

David Owens, M.D.	2025	-	-		450,077	(4)	50,600	(7)	500,677
Chief Medical Officer	2024	-	-		661,452		211,688	(7)	873,140

Carolyn Shelton(8)	2025	300,000	40,000	(8)	51,180	(5)	-		391,180
Senior Vice-President of Quality, Clinical and Regulatory	2024	93,500	20,000	(8)	174,534		-		288,034

(1)	The amounts reported in these columns represent the aggregate grant date fair value of each stock option grant in the applicable years, calculated in accordance with FASB ASC Topic 718. See Note 6 - Stockholders’ Equity, to our Consolidated Financial Statements attached to our Current Report on Form 10-K for the year ended December 31, 2025 for the assumptions used to determine the grant date fair value of the stock options.
(2)	Messrs. White and Owens’s option awards include year two and three of performance-based option award earned in 2024 and 2025, respectively.
(3)	Pursuant to the terms of his employment agreement, Mr. White was awarded a bonus of $280,000 and $220,000 in 2025 and 2024. Such bonus amount will be paid during the years ended December 31, 2025 and 2026.
(4)	Does not include the December 19, 2025 contingent stock option approved by the Board, pending stockholder approval for 1,000,000 shares of common stock.
(5)	Does not include the December 19, 2025 contingent stock option approved by the Board, pending stockholder approval for 100,000 shares of Common Stock.
(6)	This amount reflects a vehicle allowance provided by the Company.
(7)	This amount reflects a vehicle allowance provided by the Company ($15,600 per year) and non-cash fees earned as a board member ($35,000). In 2024 it also includes an option award issued for Board services.
(8)	Ms. Shelton commenced employment as our Senior Vice-President of Quality, Clinical and Regulatory as of September 16, 2024. Ms. Shelton is entitled to a $40,000 annual bonus per her employment contract.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) Not exercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Mark White	626,398	313,199	(1)	-	0.89	7/1/2033
Mark White	447,427	-		-	0.89	7/1/2033
David Owens, M.D.	436,242	218,121	(1)	-	0.89	7/1/2033
David Owens, M.D.	139,821	-		-	0.89	7/1/2033
David Owens, M.D.	262,500	-		-	0.94	12/12/2028
David Owens, M.D.	125,000	-		-	2.95	12/27/2029
David Owens, M.D.	203,125	-		-	0.96	8/29/2030
David Owens, M.D.	100,000	-		-	0.96	8/29/2030
Carolyn Shelton	30,207	60,413	(2)	-	0.66	9/25/2029
Carolyn Shelton	6,667	13,333	(3)	-	2.95	12/27/2029

(1)	Options become exercisable on July 1, 2026.
(2)	Option becomes exercisable in three equal annual installments beginning on September 15, 2025.
(3)	Option becomes exercisable in three equal annual installments beginning on December 27, 2025.

The table above does not include the December 19, 2025 contingent stock options approved by the Board, pending stockholder approval for 1,000,000 shares of common stock for Mr. White and Dr. Owens and 100,000 shares of common stock for Ms. Shelton.

Health and Welfare Benefits

We adopted a company medical benefit plan for all employees eligible to participate. The Company believes that the plan is usual and customary in nature to provide health coverage for all employees.

Non-Employee Director Compensation

The following table shows the compensation paid to our non-employee directors for the year ended December 31, 2025. All compensation earned by Mr. White and Dr. Owens has been reported in the “summary compensation table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Alan Kazden	-		35,000	-	35,000
Ben Hu, M.D.	-		35,000	-	35,000
Leslie Bernhard	61,000		-	-	61,000

Non-employee directors Alan Kazden and Ben Hu, M.D are each to receive shares of our common stock equal to $35,000 per annum. Leslie Bernhard is to receive $36,000 per annum in cash.

Mr. Kazden will also receive a stock option for 100,000 shares of common stock on December 19, 2025 (exercise price $0.83), that was approved by the Board and is pending stockholder approval, which is being sought with Proposal 2 of this Proxy Statement.

Ben Hu, M.D. will receive a stock option for 100,000 shares of common stock on December 19, 2025, that was approved by the Board (exercise price $0.83), pending stockholder approval, which is being sought with Proposal 2 of this Proxy Statement.

Dr. David Owens, M.D.’s compensation is noted above in the Narrative of Summary Compensation table above.

Ms. Leslie Bernhard also earned a $25,000 cash bonus for the year ended December 31, 2025.

Our policy of compensating our non-employee directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Policies and Practices Related to the Grant of Equity Awards

Nexalin Technology does not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material nonpublic information, and we do not schedule the disclosure of material nonpublic information based on the timing of grants of stock options or other equity awards. We have not adopted any formal policy that would require the Compensation Committee or the Board of Directors to grant, or to avoid granting, stock options or other equity awards to our named executive officers or other employees at or during certain times. The Compensation Committee and the Board of Directors have granted stock options to executives and senior management in the past and may do so again in the future. During the year ended December 31, 2025, Nexalin Technology did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material nonpublic information.

Employment Contracts

The Company entered into an employment agreement with Mark White, as Chief Executive Officer, in July 2023. Pursuant to the employment agreement, Mr. White is compensated at the annual rate of $300,000. Mr. White is eligible to receive an annual bonus based on performance criteria set by the Compensation Committee, in addition to certain stock option grants under the 2023 Equity Incentive Plan. The Company also provides a monthly $1,500 automobile allowance to Mr. White. On December 19, 2025 a contingent stock option approved by the Board, pending stockholder approval, for 1,000,000 shares of Common Stock, with an exercise price of $0.83 was awarded to Mr. White. The stock options will be issued if Proposal 2 is passed.

In July 2023, the Company entered into a services agreement with David Owens, M.D. Pursuant to that services agreement, Dr. Owens’s compensation is composed of certain stock option grants under the 2023 Equity Incentive Plan. The Company also provides a monthly $1,300 automobile allowance to Dr. Owens. On December 19, 2025 a contingent stock option approved by the Board, pending stockholder approval, for 1,000,000 shares of Common Stock, with an exercise price of $0.83 was awarded to Dr. Owens. The stock options will be issued if Proposal 2 is passed.

In September 2024, the Company entered into a letter agreement with Carolyn Shelton, as Senior Vice President, Quality, Regulatory and Clinical Affairs. Pursuant to that employment agreement, Ms. Shelton is compensated at the annual rate of $300,000. In addition, Ms. Shelton is eligible to receive an annual bonus of up to $40,000 based on performance criteria set by the Compensation Committee, in addition to certain stock option grants under the 2023 Equity Incentive Plan. The performance based options may be awarded over three years based on annual performance based criteria and subject to vesting and continued employment. On December 19, 2025 a contingent stock option approved by the Board, pending stockholder approval, for 100,000 shares of Common Stock, with an exercise price of $0.83 was awarded to Ms. Shelton. The stock options will be issued if Proposal 2 is passed.

Objective of Executive Compensation Program

The primary objective of the executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about the mission and culture of Nexalin Technology. A further objective of the compensation program is to provide incentives and reward each manager for their contribution. In addition, Nexalin Technology strives to promote an ownership mentality among key leadership and the Board of Directors.

The Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board, the annual compensation procedures for the Named Executive Officers.

The compensation program is designed to reward teamwork, as well as each manager’s individual contribution. In measuring the Named Executive Officers’ contribution, the Compensation Committee considers numerous factors including the growth of strategic business relationships and financial performance. Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. In 2026, Nexalin Technology engaged Willis Towers Watson as its independent compensation consultant to advise on executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of Nexalin Technology’s common stock is subject to a variety of factors outside of Nexalin Technology’s control. Nexalin Technology does not have an exact formula for allocating between cash and non-cash compensation.

Annual CEO compensation consists of a base salary component and a bonus component (payable in a mix of cash and stock option grants). It is the Compensation Committee’s intention to set totals for the CEO for cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with the other stakeholders.

The CEO’s current and prior compensation is considered in setting future compensation. To some extent, the compensation plan is based on the market and the companies that compete for executive management. The elements of the plan (e.g., base salary, bonus, and equity incentive compensation) are like the elements used by many companies. The exact base pay, long term equity incentives, and bonus amounts are chosen to balance the competing objectives of fairness to all stakeholders and attracting and retaining executive managers.

Section 16(a) Beneficial Ownership Reporting Compliance; Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

To the best of the Company’s knowledge, based solely on review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all filing requirements applicable to its officers, directors and greater than 10% stockholders pursuant to Section 16(a) of the Exchange Act were complied with during the year ended December 31, 2025, except for a Form 4 filed by Dr. David Owens on January 24, 2025, reporting a transaction on January 13, 2025. The delinquent filing was inadvertent.

Certain Relationships and Related Transactions

Formalized Joint Venture

On May 31, 2023, the Company formalized an agreement with Wider Come Limited (“Wider”) related to the formation of a joint venture established to engage in the clinical development, marketing, sale and distribution of Nexalin’s second generation transcranial Alternating Current Stimulation (“tACS”) devices (“Gen-2 devices”) in China and other countries in the region. The Joint Venture is registered in Hong Kong.

As of the date of this Proxy Statement, (i) we have no employees and none of our operations are currently conducted in China; and (ii) the Joint Venture does not maintain any variable interest entity structure or operate any data center in China.

Under the Joint Venture Agreement, Wider was obligated to fund all operations for the initial 12-month period of the Joint Venture, after which Technology and Wider plan to jointly fund the Joint Venture’s operating expenses in accordance with their pro rata ownership. Annual cash operating funding, after the 12 month period, has not been material.

The Joint Venture is controlled by a Board of Directors in which Wider is to have sole representation but neither the Company nor Wider has exclusive decision-making ability over day-to-day or significant operational decisions. Wider and Nexalin Technology own 52% and 48% of the Joint Venture, respectively. In accordance with ASC 323 and ASC 810, the Company recognized $(1,048) and $4,851 for the years ended December 31, 2025 and 2024, respectively, on the consolidated statements of operations and comprehensive loss.

The investment in the Joint Venture is accounted for using the equity method of accounting. As of December 31, 2025 and 2024 the Company had an Equity Method Investment of $0 and $864, respectively, recorded on the consolidated balance sheets. The Company invested $96,000 in the joint venture in September 2023 and Wider invested $104,000 (both investments were returned to the Company and Wider in 2024). In accordance with ASC 323, the Company uses the equity method of accounting for its investment in the Joint Venture, an unconsolidated entity over which it does not have a controlling interest. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Company’s share of equity in the unconsolidated entity’s earnings or losses. The Company evaluates the carrying amount of this investment in the Joint Venture for impairment in accordance with ASC 323. If the Company determines that a loss in the value of the investment is other than temporary, the Company writes down the investment to its estimated fair value. Any such losses are recorded to equity in income of unconsolidated entities in the Company’s consolidated statements of operations and comprehensive loss. The Company has made an election to classify distributions received from the Joint Venture using the nature of the distribution approach. Distributions received are classified as cash inflows from operating activities based on the nature of the activities of the unconsolidated entity.

During the year ended December 31, 2024, the Company issued 181,818 shares of Common Stock ($400,000 grant date fair value) to Wider and affiliates of Wider, in satisfaction of obligations pursuant to their collaborative agreement and their continuing research and development efforts. The Company also issued 150,000 to Wider and affiliates of Wider, in 2023 at the time the Company recognized its obligation to issue the shares pursuant to the collaborative agreement. A charge to research and development was recorded in 2024 for the continuing research and development efforts.

During the year ended December 31, 2024, the Company received a distribution of $99,987 from the Joint Venture, which reduced the asset on the Company’s consolidated balance sheet. During the years ended December 31, 2025 and 2024, the Company recorded $49,671 and $4,890 in revenue, respectively, from the Joint Venture and Wider on the consolidated statements of operations and comprehensive loss.

U.S. Asian Consulting Group, LLC

On May 9, 2018, the Company entered into a five-year consulting agreement with U.S. Asian Consulting Group, LLC (“U.S. Asian”). The consulting agreement was extended for an additional period of eight years upon the closing of our initial public offering. The agreement was amended effective as of July 1, 2025 to expand the services. The two members of U.S. Asian are stockholders in the Company, including Marilyn Elson who is Nexalin Technology’s Controller.

Pursuant to the U.S. Asian consulting agreement, U.S. Asian provides consulting services to the Company with regard to, among other things, corporate development, financing arrangements and international operations. The Company was paying U.S. Asian $10,000 per month for services rendered pursuant to the consulting agreement. The amended agreement calls for a monthly fee of $16,667, a one-time stock grant (of 100,000 shares of common stock, with a grant date fair value of $96,000) and a semi-annual share award equal to $100,000 with the issuance and delivery of shares to take place following the termination/expiration of the consulting agreement. Current shares of common stock earned and not issued as of December 31, 2025 are 298,224 shares of common stock, per the terms of the agreement. The company recorded approximately $100,000 and $149,000 for the years ended December 31, 2024 and 2025, respectively, of stock compensation related to the semi-annual stock grants earned and approximately $160,002 and $200,004 for the years ended December 31, 2024 and 2025, respectively, related to the monthly cash portion of the consulting agreement.

Leases

Our principal executive office is located at 1776 Yorktown, Suite 550, Houston, Texas 77056. Under ASC 842 “Leases”, we have a sub-lease through IIcom Strategic Inc., which is an entity controlled and owned by our Chief Executive Officer totaling approximately 4,000 square feet of office space under an operating lease. Management and support staff are located at this location. The initial sub-lease expired in January 2024. The Company entered into a new sublease for the same parties for additional space, which expired in February 2026, at which time the Company is paying month to month. Pursuant to the sublease, we paid the third-party landlord (not the sub landlord) all direct and indirect rent costs under the primary lease directly for the leased premises. No additional payments are made to the Chief Executive Officer or the entity controlled by him. Our lease costs for each of the twelve months ended December 31, 2025 and 2024 were approximately $80,000 and $54,000, respectively.

PROPOSAL NO. 2

APPROVAL OF THE NEXALIN TECHNOLOGY, INC.

2026 EQUITY INCENTIVE PLAN

(ITEM 2 ON THE PROXY CARD)

The Company is asking its stockholders to approve the Nexalin Technology, Inc. 2026 Equity Incentive Plan (the “2026 Plan”).

If approved by our stockholders, the 2026 Plan would, among other things, (i) replace the Company’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), (ii) authorize 7,000,000 shares of common stock for awards under the plan, including incentive stock options, with such amount subject to adjustment for certain corporate events and under the applicable share counting rules, including proportionate adjustment to reflect the Reverse Stock Splits described in Proposal No. 3, if implemented, and (iii) provide that the sum of the grant date fair value of all equity-based awards, and the maximum amount of cash that may become payable, to any individual for services as a non-employee director during any calendar year may not exceed $750,000, increased to $1,500,000 in the calendar year of a non-employee director’s initial service as a non-employee director or during which a non-employee director serves as chair of our board of directors or lead independent director.

We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees, consultants and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of common stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and performance.

The Board unanimously recommends that you vote to approve the 2026 Plan. If the 2026 Plan is approved by our stockholders at the 2026 Annual Meeting, it will be effective as of the day of the 2026 Annual Meeting, the 2023 Plan will terminate, and future grants will be made on or after such date under the 2026 Plan (including the grants disclosed in the New Plan Benefits section below). If the 2026 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the 2026 Plan, and the 2023 Plan will continue in accordance with its terms as previously approved by our stockholders.

The actual text of the 2026 Plan is attached to this Proxy Statement in Annex A. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for this Proposal No. 2

On June 28, 2026, upon recommendation by the Compensation Committee, the Board adopted the 2026 Plan, subject to the approval of the Company’s stockholders at the 2026 Annual Meeting.

The 2026 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company.

As of the Record Date, and excluding the new shares requested under the 2026 Plan, 761,405 shares remained available for issuance or delivery under the 2023 Plan. Based on our historical grant practices, as summarized below, our projected recruiting and retention needs, and the approximate current share price, we anticipate that the Company would not be able to grant awards under our long-term incentive program for employees and our non-employee director compensation program in 2026 or beyond unless we reserve new shares under the 2026 Plan.

To maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees, consultants and directors, we are asking our stockholders to authorize 7,000,000 shares for issuance as awards under the 2026 Plan.

If our stockholders approve the 2026 Plan, we intend to use the shares authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares requested in connection with the approval of the 2026 Plan will last for about one year, based on our historical grant practices, as summarized below, our projected recruiting and retention needs, and the approximate current share price, but could last for a different period if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee, along with the Board, retains full discretion under the 2026 Plan to determine the number and types of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan.

If our stockholders do not approve the 2026 Plan, we will continue to have the authority to grant equity-based awards under the 2023 Plan after the 2026 Annual Meeting. However, given the limited number of shares remaining under the 2023 Plan for awards, we may be compelled to significantly increase the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better deployed in other areas of the business.

In determining the size of this share request, the Compensation Committee and Board considered, among other things, our outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms, the advice of its independent compensation consultant, and competitive market practices. The results of this comprehensive analysis were presented to the Compensation Committee and the Board for its consideration. Certain of these factors are outlined below.

Impact on 2023 Plan

We currently grant equity awards under the 2023 Plan. Our stockholders initially approved the 2023 Plan on November 10, 2023, and most recently approved an amendment to the 2023 Plan on July 15, 2025. The 2023 Plan is our only active equity plan.

As of July 6, 2026:

●	761,405 shares remained available for issuance or delivery under the 2023 Plan;

●	there were no shares subject to outstanding time-based restricted stock unit awards, and 4,113,617 shares subject to outstanding time-based stock options, of which 3,837,986 stock options have vested and 275,631 have not vested, under the 2023 Plan; and

●	the weighted average exercise price of those outstanding stock options was $1.12, the weighted average remaining contractual term for those stock options was 5.31 years, and the closing market price of a share as reported on The Nasdaq Capital Market was $0.35.

The Board and Compensation Committee will not grant any new shares as awards under the 2023 Plan between the Record Date, and August 10, 2026, the day before the 2026 Annual Meeting.

If our stockholders approve the 2026 Plan, then:

●	the 2023 Plan will terminate in its entirety at the conclusion of the 2026 Annual Meeting, and we will no longer grant equity awards under the 2023 Plan thereafter; however, awards outstanding under the 2023 Plan will continue to remain outstanding in accordance with their terms;

●	none of the shares remaining for issuance under the 2023 Plan at the conclusion of the 2026 Annual Meeting will be carried over to the 2026 Plan and those remaining shares will be cancelled as of the date of the 2026 Annual Meeting; and

●	any shares subject to prior awards granted under the 2023 Plan that are forfeited on or after August 11, 2026, will be cancelled as of the date of such forfeiture and will not be carried over to the 2026 Plan.

As noted above, if our stockholders do not approve the 2026 Plan, then it will not become effective, no awards will be granted under the 2026 Plan, and the 2023 Plan will continue in accordance with its terms as previously approved by our stockholders.

Our Historic Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and stockholder dilution.

Our burn rate is calculated as the total amount of equity granted in any year, divided by the weighted average number of shares of common stock outstanding as of the end of each fiscal year. For purposes of this calculation (i) time-based stock options and time-based restricted stock unit awards (RSUs) were counted in the year granted, and (ii) performance-based stock options were counted in the year earned (and only to the extent earned).

Our burn rate experience is summarized in the table below, which provides data on our share usage under our employee and non-employee director compensation programs for the last three completed fiscal years.

Year	Participants	Stock Options Granted	RSUs Granted	Performance-Based Stock Options Earned[1]	Total Shares[2]	Burn Rate
2025	7	1,075,539	0	531,320	16,392,465	9.80%
2024	8	856,870	0	531,320	9,215,772	15.06%
2023	3	687,919	0	0	7,357,029	9.36%
Three-year average (2023-2025)						11.41%

[1]	Performance-based stock options were counted in the year earned (and only to the extent earned). The total number of performance-based stock options granted in each year was as follows (calculated at target): (i) none in 2025, (ii) none in 2024, and (iii) 1,593,960 in 2023.
[2]	The weighted average number of shares of common stock outstanding as of the end of each fiscal year.

Our historical burn rate reflects management’s efforts to conserve cash for growth opportunities. To this end, Mr. White agreed to receive stock options in lieu of a market-rate base salary, and Dr. Owens agreed to receive stock options instead of any base salary. While this approach increases share usage and burn rate, we believe these cash conservation efforts serve the best interests of the Company and its stockholders – and align the interests of the management team and stockholders.

Our future burn rate will depend on a number of factors, including the number of participants in the 2026 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Dilution and Overhang

We measure the dilutive impact of our equity program (the so-called overhang) by dividing (i) the number of shares of common stock subject to outstanding equity awards under the 2023 Plan, plus the number of shares available to be granted under the 2023 Plan (the “numerator”), by (ii) the total number of shares of common stock outstanding, plus the shares included in the numerator.

As of the Record Date, there were 22,011,302 shares of common stock issued and outstanding and our fully diluted overhang, excluding the additional shares requested under the 2026 Plan, was approximately 18%. The 7,000,000 additional shares of common stock being requested under the 2026 Plan would bring our fully diluted overhang to approximately 34%.

Based on the closing price on The Nasdaq Capital Market for our common stock on the Record Date of $0.35 per share, the aggregate market value of the additional 7,000,000 shares of common stock requested under the 2026 Plan was $2,450,000.

Plan Design Supports Sound Governance Practices

The 2026 Plan authorizes the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof, to employees, directors and consultants, including employees and consultants of the subsidiaries of the Company.

The 2026 Plan includes key provisions or facilitates awards designed to protect stockholder interests and promote sound compensation governance and best practices, including but not limited to the following:

●	limited share recycling provisions;

●	no repricing stock options without stockholder approval;

●	no “evergreen” renewal feature;

●	awards to non-employee directors are subject to annual compensation limitations;

●	awards are subject to our clawback policy; and

●	dividends or dividend equivalents are accumulated until the underlying award vests.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all the information in this proposal and this proxy statement.

Summary of the Material Terms of the 2026 Plan

Set forth is a summary of the other provisions in the 2026 Plan. This summary does not purport to be a complete description of all the provisions of the 2026 Plan. It is qualified in its entirety by reference to the full text of the 2026 Plan.

Eligibility and Administration

Awards under the 2026 Plan may be granted to individuals who are then officers, employees or consultants of the Company or certain of the Company’s subsidiaries. Such awards also may be granted to directors of the Company Board. Only employees of our company or certain of our subsidiaries may be granted incentive stock options (“ISOs”). As of June 24, 2026, there were approximately eight (8) full-time employees, three (3) non-employee directors of the Company and fifteen (15) consultants eligible to participate in the 2026 Plan. Under the 2026 Plan, the plan administrator, subject to applicable law, has the authority to determine and select award recipients from the list of eligible individuals. Future benefits that may be received by participants under the 2026 Plan are not determinable at this time.

The Compensation Committee is expected to administer the 2026 Plan unless the Board assumes authority for administration. The 2026 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of the Board or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2026 Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, to correct defects and ambiguities, supply omissions, reconcile inconsistencies in the plan or any award agreement, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2026 Plan. The plan administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2026 Plan.

Shares Available for Awards

The aggregate number of shares of the Company common stock initially reserved for issuance pursuant to awards under the 2026 Plan will be 7,000,000 shares, all of which may be granted as incentive stock options and with such amount subject to adjustment for certain corporate events and under the applicable share counting rules, including proportionate adjustment to reflect the Reverse Stock Splits described in Proposal No. 3, if implemented.

As noted above, if our stockholders approve the 2026 Plan none of the shares remaining for issuance under the 2023 Plan will be carried over to the 2026 Plan. Moreover, no further shares will be granted as awards under the 2023 Plan after the date of the 2026 Annual Meeting, the remaining shares reserved under the 2023 Plan will be cancelled as of the date of the 2026 Annual Meeting, and any shares forfeited under the 2023 Plan will be cancelled on the date of such forfeiture.

The following counting provisions will be in effect for the share reserve under the 2026 Plan:

●	to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2026 Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2026 Plan; and

●	to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2026 Plan.

However, the following shares issued or delivered under the 2026 Plan shall not again be available for future grants of awards: (i) shares that are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2026 Plan; (ii) shares that are repurchased by us with option proceeds; and (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

The 2026 Plan also provides that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with FASB ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any calendar year may not exceed $750,000, increased to $1,500,000 in the calendar year of a non-employee director’s initial service as a non-employee director or during which a non-employee director serves as chair of our board of directors or lead independent director (which limits will not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation or any compensation paid to any non-employee director prior to the calendar year following the calendar year in which this offering occurs). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Types of Awards

The 2026 Plan provides that the plan administrator may grant or issue stock options, including ISOs and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance stock units (“PSUs”), other stock- or cash-based awards and dividend equivalents, or any combination thereof. Certain awards under the 2026 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2026 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of the Company common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

●	Stock Options and SARs. Stock options provide for the purchase of shares of the Company common stock at a specified price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Upon exercise, holders of SARs will receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share of common stock on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). With regard to exercise price obligations arising in connection with the exercise of stock options under the 2026 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of common stock that meet specified conditions, a “market sell order,” or such other consideration as the plan administrator deems suitable or any combination of the foregoing.

●	Restricted Stock. Restricted stock is an award of non-transferable shares of the Company common stock that are subject to certain vesting conditions and other restrictions as may be determined by the plan administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of stock options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be released until restrictions are removed or expire.

●	RSUs. RSUs are contractual promises to deliver shares of the Company common stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions (including time-based and performance-based conditions) are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company common stock upon vesting of the RSUs (i.e., dividend equivalent rights). Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	PSUs. PSUs are performance awards denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the plan administrator.

●	Other Stock or Cash Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of the Company common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of the Company common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the plan administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

●	Performance Goals. Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. Performance goals or performance criteria established by the plan administrator for any award may be described in terms of company-wide objectives or objectives that are related to the performance of a subsidiary, division, business unit, department, region or function in which the participant is employed or in terms of the performance of the individual participant. The performance goals or criteria may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. The administrator may in its sole discretion, and without the consent of any participant, adjust the performance goals or performance criteria (or the related levels of achievement of the performance goals or performance criteria) to equitably account for any events or developments affecting achievement of the performance goals or performance criteria that were not anticipated at the date of grant.

Certain Transactions

In the event of any stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, or any other corporate event affecting the number of outstanding shares of the Company common stock or the share price of the Company common stock that would require adjustments to the 2026 Plan or any awards under the 2026 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the plan administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2026 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2026 Plan; as well as granting new awards or making cash payments to participants.

In the event of any extraordinary dividend or other distribution, reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of common stock or other securities of the Company, a change in control, issuance of warrants or other rights to purchase common stock or other securities of the Company, other similar corporate transaction or event (including the sale, merger or other corporate transaction involving a Subsidiary), other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any applicable law or accounting principles, the administrator has broad discretion to take action under the 2026 Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property, and/or terminating awards under the 2026 Plan.

In the event of a change in control where the acquirer does not assume awards granted under the 2026 Plan, awards issued under the 2026 Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, with awards subject to performance goals payable at the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target measured through the date immediately prior to the change in control (or as close to such date as administratively practicable). In connection with a change in control, the plan administrator may, in its sole discretion and without the consent of award holders, provide that any outstanding and vested award (or a portion thereof) shall, upon the occurrence of such change in control, be cancelled in exchange for a payment in cash or other property (in the same form and proportion as the transaction consideration is payable to stockholders generally) in an amount equal to the excess, if any, of the fair market value of the shares subject to the award, over any option price or grant price per share related to the award, which amount may be zero if the fair market value of a share does not exceed the option price or grant price per share of the applicable awards.

For purposes of the 2026 Plan, a “change in control” generally means any of the following: (i) the acquisition of more than 50% of our outstanding voting securities; (ii) a change in the membership of our board of directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, unless the owners of our voting securities own 50% or more of the resulting corporation; or (iv) the sale or other disposition of all or substantially all of our assets.

Repricing

Outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, and “underwater” stock options or SARs cannot be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, as applicable, without stockholder approval under the 2026 Plan.

Amendment and Termination

The Board may terminate, amend or suspend the 2026 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No amendments to outstanding awards that materially and adversely affect a participant’s rights under the award may be made without the affected participant’s consent, except in connection with certain transactions (such as equity restructurings, corporate transactions, or a change in control) or to preserve the intended tax treatment of the participant’s award.

No awards may be granted pursuant to the 2026 Plan on or after June 28, 2036. Any award that is outstanding on the termination date of the 2026 Plan will remain in force according to the terms of the 2026 Plan and the applicable award agreement.

Foreign Participants, Claw-Back Provisions and Transferability

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address, among other things, differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any the Company claw-back policy Laws (including the Nexalin Technology, Inc. Compensation Recoupment Policy), as and to the extent set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2026 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

U.S. Federal Income Tax Consequences Related to Awards Under the 2026 Plan

The following is a brief description of the U.S. federal income tax treatment that will generally apply to different types of awards available under the 2026 Plan, based on current U.S. income taxation with respect to participants who are subject to U.S. income tax. The discussion below is presented for the information of stockholders considering how to vote on this Proposal No. 2 and not for plan participants.

Incentive Stock Options

No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO under the 2026 Plan. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the ISO, the participant generally will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Nonqualified Stock Options

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights

There are expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b) of the Code. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the restricted shares, subject to the deduction limitations described below.

Restricted Stock Units

There generally will be no United States federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash and the fair market value of any common stock the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Tax Withholding

Each participant must pay the Company or a subsidiary, as applicable, or make provision satisfactory to the plan administrator for payment of any taxes required by applicable law to be withheld in connection with awards granted under the 2026 Plan. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation may be satisfied by one or more of the following methods: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a participant; (ii) accepting a payment from the participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a subsidiary, as applicable; (iii) accepting the delivery of shares, including shares delivered by attestation; (iv) retaining shares otherwise deliverable under an award, (v) selling shares issued pursuant to an award, either voluntarily by the participant or mandatorily by the Company; or (vi) any other lawful consideration permitted by the plan administrator. The amount withheld shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable participant’s jurisdictions.

Limitation on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2026 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A of the Code

Certain types of awards under the 2026 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2026 Plan and awards granted under the 2026 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2026 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code. However, the Company will have no obligation to avoid the taxes, penalties or interest under Section 409A of the Code with respect to any award and will have no liability to any participant or any other person if any award, compensation or other benefits under the 2026 Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A of the Code.

New Plan Benefits

Our Board and Compensation Committee retain full discretion under the 2026 Plan to determine the eligible award recipients and the number and types of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan. As a result, we cannot determine at this time the number of shares or awards that will be granted under the 2026 Plan to our named executive officers, employees, or non-employee directors.

However, on December 19, 2025, the Board approved fully vested stock option awards to certain employees and non-employee directors, with an exercise price equal to the closing price of our shares on the date of grant of $0.83 per share. These stock option grants will be effective only if stockholders approve this Proposal No. 2 by September 30, 2026.

The table below shows the allocation of these stock option grants among the named executive officers listed below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively. If stockholders do not approve this Proposal No. 2, these stock option grants will be cancelled at the conclusion of the Annual Meeting without consideration, and no shares of common stock will be delivered.

Name and Position	Dollar Value	Number of Units[1]
Mark White Chief Executive Officer	N/A	1,000,000
David Owens, M.D. Chief Medical Officer	N/A	1,000,000
Carolyn Shelton Senior Vice-President of Quality, Clinical and Regulatory	N/A	100,000
Executive Officers as a Group	N/A	2,200,000
Non-Executive Director Group	N/A	200,000
Non-Executive Officer Employee Group	N/A	0

[1]	The number of option shares (and the option price) will be proportionately adjusted to reflect the Reverse Stock Split described in Proposal No. 3, if implemented. In addition, the option grants to the non-employe directors will be reduced to the extent necessary to comply with the limits on non-employee director compensation included in the 2026 Plan.

Registration Statement

We intend to file with the SEC a registration statement on Form S-8 covering some or all the shares of the common stock issuable under the 2026 Plan after approval of the 2026 Plan by our stockholders.

Vote Required for Approval

The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Dissenters’ Rights of Appraisal

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with this Authorization the 2026 Plan Proposal.

The Board of Directors recommends a vote “FOR” approval of the 2026 Equity Incentive Plan and Proxies that are signed and returned will be so voted, unless otherwise instructed.

PROPOSAL 3

APPROVAL AND ADOPTION OF A SERIES OF ONE OR MORE AMENDMENTS OF

THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT

ONE OR MORE REVERSE STOCK SPLITS OF THE COMPANY’S COMMON STOCK

(ITEM 3 ON THE PROXY CARD)

Overview

The Board has adopted, and is recommending that our stockholders approve and adopt, a series of one or more amendments of our Amended and Restated Certificate of Incorporation (such amendments, the “Amendments”) to effect one or more reverse stock splits of the Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, with the exact ratio for each reverse stock split within such range to be determined by the Board in its discretion (any such reverse stock split, the “Reverse Stock Split” and any such ratio, the “Reverse Stock Split Ratio”). Approval of this proposal with constitute the approval of each Amendment effecting the Reverse Split at each ratio ranging from any whole number between and including 1-for-2 and 1-for-100. In connection with any Reverse Stock Split, the number of authorized shares of Common Stock will not be changed. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt an Amendment and submit the Amendment to stockholders for their approval. The proposed Amendments, one or more of which would be set forth in a certificate of amendment filed with the Secretary of State of the State of Delaware (the “Secretary of State”), will be in the form of Annex B to this proxy statement.

Upon the effectiveness of any such Amendments (the “Reverse Stock Split Effective Time”), the issued and outstanding shares of Common Stock immediately prior to a Reverse Stock Split Effective Time will be reclassified into a smaller number of shares such that a stockholder will hold one new share of Common Stock for each 2 to 100 (or any whole number in between) and in the aggregate not more than 250, shares of issued Common Stock held by such stockholder immediately prior to a Reverse Stock Split Effective Time, as specified.

By approving this item, stockholders will approve each of the Amendments and authorize the Board to file one or more of the Amendments and to abandon such Amendments, as determined by the Board in its sole discretion. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect any Reverse Stock Split and, if so, to determine the applicable Reverse Stock Split Ratio from among the approved range described above and to effect one or more Reverse Stock Splits. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any certificate of amendment, if it determines, in its sole discretion, and without further action on the part of the stockholders, that the proposal is no longer in the best interests of the Company and its stockholders.

The Board’s decision as to whether and when to effect any Reverse Stock Split will be based on a number of factors, including market conditions, the historical, existing, and expected trading price of the Common Stock, the anticipated impact of such Reverse Stock Split on the trading price and number of holders of the Common Stock, and the continued listing requirements of the Nasdaq market, on which the Company’s Common Stock trades at such time of a Reverse Stock Split.

Purpose

Our Board approved the proposal approving any Reverse Stock Split as provided herein because it believes that:

●	seeking stockholder approval and adoption of any reverse stock split charter amendment to effect the one or more Reverse Stock Splits at the discretion of the Board is advisable and in the best interests of the Company and its stockholders;

●	effecting one or more Reverse Stock Splits may be an effective means of avoiding a delisting of the Company’s Common Stock from Nasdaq in the future;

●	an investment in the Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;

●	analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and most investment funds are reluctant to invest in lower priced stocks; and

●	a higher stock price resulting from any Reverse Stock Split may help generate investor interest in the Company and help the Company attract and retain employees.

If a Reverse Stock Split successfully increases the per share price of our Common Stock, the Board believes this increase may increase trading volume in our Common Stock and facilitate future financings by the Company.

Nasdaq Requirements for Continued Listing

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “NXL.” There is a requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). Though the Minimum Bid Requirement provides companies with a period to cure a deficiency, subject to certain limitations, the Company believes in certain circumstances it may be beneficial to the Company to avoid a deficiency notice by causing a Reverse Stock Split when the Company’s stock price is close to $1.00. The flexibility granted to the Board by approving one or more Reverse Stock Splits will enable the Board to move quickly to cure, or avoid, violations of the Minimum Bid Price Requirement.

A decrease in the number of issued and outstanding shares of our Common Stock resulting from a Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock continues to remain above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of The Nasdaq Capital Market following any Reverse Stock Split.

Potential Increased Investor Interest

An investment in our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our management believes that most investment funds are reluctant to invest in lower priced stocks.

Board Discretion to Implement One or More Reverse Stock Splits

The Board believes that stockholder approval of a series of one or more Amendments to effect a Reverse Stock Split in a range of ratios (as opposed to a single Reverse Stock Split Ratio) and to authorize one or more Amendments is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that any Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split Ratios provides us with the most flexibility to achieve the desired results of any Reverse Stock Split through one or more Amendments. The Reverse Stock Split Ratio to be determined by the Board, in its sole discretion, will be a whole number in a range of, between and including, 1-for-2 to 1-for-100 and in the aggregate not more than 1-for-250. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of a Certificate of Amendment setting forth any Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that a Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

In determining any applicable Reverse Stock Split Ratio and whether and when to effect any Reverse Stock Split pursuant to one or more Amendments following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:

●	our ability to maintain the listing of the Common Stock on The Nasdaq Capital Market;

●	the historical trading price and trading volume of the Common Stock;

●	the number of shares of Common Stock outstanding immediately before and after the Reverse Stock Split;

●	the dilutive impact of any potential exercise of the Company’s outstanding warrants or options and the related impact on the trading price of the Common Stock;

●	the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of a Reverse Stock Split on the trading price and trading volume of the Common Stock in the short- and long-term;

●	the anticipated impact of a particular Reverse Stock Split Ratio on the Company’s ability to reduce administrative and transactional costs;

●	the anticipated impact of a particular Reverse Stock Split Ratio on the number of holders of the Common Stock;

●	and prevailing general market, legal, and economic conditions.

We believe that granting the Board the authority to elect to implement one or more Reverse Stock Splits through one or more Amendments at various Reverse Stock Split Ratios is essential because it allows us to take these factors into consideration and to react to changing market, legal and economic conditions. If the Board chooses to implement one or more Reverse Stock Splits, we will make a public announcement regarding the determination of each such Reverse Stock Split and the applicable Reverse Stock Split Ratio.

Certain Risks Associated with One or More Reverse Stock Splits

There are risks associated with effecting one or more Reverse Stock Splits, including that any such Reverse Stock Splits may not result in an increase in the per share price of Common Stock.

The Company cannot predict whether one or more Reverse Stock Splits will increase the market price for the Common Stock. The history of similar reverse stock splits for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after one or more Reverse Stock Splits will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before such Reverse Stock Splits;

●	one or more Reverse Stock Splits will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

●	one or more Reverse Stock Splits will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●	the market price per share will achieve and maintain the stock price required to not be considered unsuitable for continued trading on The Nasdaq Capital Market.

The market price of the Common Stock will also be based on the performance of the Company, and other factors, some of which are unrelated to the number of shares outstanding. If one or more Reverse Stock Splits are effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of one or more Reverse Stock Splits. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after one or more Reverse Stock Splits.

Effects of One or More Reverse Stock Splits

The form of certificate of amendment setting forth an Amendment to effect a Reverse Stock Split is set forth in Annex B to this proxy statement.

If a Reverse Stock Split is implemented, it will be effected simultaneously for all issued shares of our Common Stock. The Reverse Stock Splits will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. The Reverse Stock Splits will not change the terms of our Common Stock. Additionally, the Reverse Stock Splits will have no effect on the number of shares of Common Stock that we are authorized to issue. After the Reverse Stock Splits, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Effects on Stockholders

Any Reverse Stock Split will be realized simultaneously for all shares of Common Stock issued and outstanding immediately prior to the applicable Reverse Stock Split Effective Time. Any Reverse Stock Split will affect all holders of shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time uniformly and each such stockholder will hold the same percentage of Common Stock outstanding immediately following any Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. Any Reverse Stock Split will not change the par value of the Common Stock, which will remain at $0.001, and will not reduce the number of authorized shares of Common Stock. Common Stock issued pursuant to any Reverse Stock Split will remain fully paid and non-assessable. Voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. Any Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. After any Reverse Stock Split, the Common Stock would have a new Committee on Uniform Securities Identification Procedures number, or CUSIP number, used to identify the Common Stock. Following any Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq under the symbol “NXL”.

One of the effects of one or more Reverse Stock Splits will be to effectively increase the proportion of authorized shares of Common Stock which are unissued relative to shares of Common Stock which are issued and outstanding. Any Reverse Stock Split will not affect the number of authorized shares of the Company’s capital stock that will continue to be authorized pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended by the Amendments. Currently, up to 100,000,000 shares of Common Stock are authorized to be issued under the Company’s Restated Certificate of Incorporation.

The table below shows, as of the Record Date, the number of shares outstanding and percentage of the authorized Common Stock prior to a Reverse Stock Split and the number of outstanding shares of Common Stock that would result from a Reverse Stock Split at (a) a 1-for-2 Reverse Stock Split Ratio, (b) a 1-for-5 Reverse Stock Split Ratio, (c) a 1-for-10 Reverse Stock Split Ratio, (d) a 1-for-20 Reverse Stock Split Ratio, (e) a 1-for-50 Reverse Stock Split Ratio and (f) a 1-for-100 Reverse Stock Split Ratio, in each case without giving effect to the treatment of fractional shares:

Reverse Split Ratio	Approximate Number of Shares Issued and Outstanding	Percentage of Authorized Common Stock
Current shares	22,010,000	22.01%
1-for-2	11,005,000	11.01%
1-for-5	4,402,000	4.40%
1-for-10	2,201,000	2.20%
1-for-20	1,100,500	1.10%
1-for-50	440,200	* %
1-for-100	220,100	* %

*	below 1% of the authorized Common Stock.

No Effect on Par Value

The proposed Amendments would not affect the par value of the Common Stock, which will remain at $0.001.

Accounting Matters

As a result of any Reverse Stock Split, upon the applicable Reverse Stock Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the size of the applicable Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Procedure For Effecting One or More Reverse Stock Splits

If the stockholders approve the Amendments, and if the Board determines to effect a Reverse Stock Split, such Reverse Stock Split will become effective at the Reverse Stock Split Effective Time, which will be upon the date and time as indicated in any such filing of the certificate of amendment setting forth the applicable Amendment related to such Reverse Stock Split with the Secretary of State. At the applicable Reverse Stock Split Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into a smaller number of shares of Common Stock, as applicable, in accordance with the particular Reverse Stock Split Ratio contained in the applicable Amendment.

As soon as practicable after the applicable Reverse Stock Split Effective Time, stockholders of record will be notified that a Reverse Stock Split has been effected. Stockholders of record will not need to take any action to receive post-Reverse Stock Split shares of Common Stock. As soon as practicable after the Reverse Stock Split Effective Time, a transmittal letter along with a statement of ownership will be sent to the registered addresses of stockholders of record indicating the number of post-Reverse Stock Split shares of Common Stock stockholders of record hold.

Upon the implementation of any Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect such Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split and for the treatment of fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

No fractional shares will be issued as a result of any Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Nasdaq on the last trading day immediately preceding the Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split). Except for the right to receive the cash payment in lieu of fractional shares otherwise issuable upon the effectiveness of a Reverse Stock Split, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive as a result of such Reverse Stock Split.

As of the Record Date, there were approximately 779 stockholders of record of the Common Stock. Upon stockholder adoption and approval of this proposal, if the Board elects to implement one or more Reverse Stock Splits, the Company does not expect that cashing out fractional shares otherwise issuable upon the effectiveness of any such Reverse Stock Split would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of a Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the 2023 Equity Incentive Plan, the number of shares of the Common Stock issuable thereunder will be rounded down to the nearest whole share of the Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

By approving Proposal 3, stockholders will be approving multiple Reverse Stock Split Charter Amendments providing for the combination of a whole number of shares of the Company’s Common Stock not less than 1-for-2 and not greater than 1-for-100 into one share of the Company’s Common Stock, and in the aggregate not more than 1-for-250, inclusive, with any such future amendment setting forth the actual ratio to be determined by our Board. Furthermore, by adoption and approval of this proposal, the stockholders will be deemed to have adopted and approved one or more amendments to effect a Reverse Stock Split at one or more of the ratios between and including 1-for-2 and 1-for-100, and in the aggregate not more than 1-for-250.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued and outstanding shares from any Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company, the Reverse Stock Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split that may be relevant to holders of the Common Stock, but does not purport to be a complete analysis of all potential tax consequences. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: U.S. expatriates and former citizens or long-term residents of the United States; persons that hold shares of Common Stock in connection with a permanent establishment or fixed base outside the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the Common Stock under the constructive sale provisions of the Code; persons who hold or receive the Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of Common Stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Common Stock that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U. S. persons that have the authority to control all substantial decisions of the trust or (b) that was in existence before August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person for U.S. federal income tax purposes.

The proposed Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that is treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, except as described below with respect to cash received in lieu of fractional shares (which fractional share is generally treated as received and then exchanged for cash), a U.S. holder of Common Stock generally should not recognize gain or loss upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the shares of Common Stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the U.S. holder’s aggregate tax basis in the shares of Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. In addition, a U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Generally, a U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis that is allocable to such fractional share of the Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. Special rules under Section 302 of the Code may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the Code (rather than as a sale or exchange) with respect to certain U.S. holders who own more than a minimal amount of Common Stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend based on their particular circumstances.

Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

In addition, if such non-U.S. holder were to recognize capital gain or loss attributable to cash received in lieu of a fractional share, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to clause (c) above, if we are a USRPHC, a non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

Notwithstanding the foregoing, gain recognized by a non-U.S. holder attributable to cash received in lieu of a fractional share could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain if such non-U.S. holder owns more than a minimal amount of Common Stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercises more than a minimal degree of voting or other type of control over the affairs of the Company. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Company holder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular U.S. federal income tax consequences of the Reverse Stock Split to you, including any tax consequences arising under U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Dissenters’ Rights of Appraisal

Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholders are not entitled to dissenters’ rights of appraisal in connection with the Reverse Stock Splits.

Vote Required

To approve and adopt a series of one or more amendments of the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock, at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments, requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock virtually present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have no effect on the outcome of this proposal. Because this proposal is considered a “routine” matter, we do not expect that any broker non-votes will occur with respect to this proposal; however, broker non-votes, if any, will have no effect on this proposal.

The Board recommends a vote “FOR” approval and adoption of a series of one or more amendments of the Company’s Amended and Restated Certificate of Incorporation to effect one or more Reverse Stock Splits of the Company’s Common Stock, at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, as determined by the Board in its discretion, subject to the authority of the Board to abandon such amendments and Proxies that are signed and returned will be so voted, unless otherwise instructed.

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PROPOSAL NO. 4

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO AUTHORIZE 10 MILLION SHARES OF PREFERRED STOCK

(ITEM 4 ON THE PROXY CARD)

This Preferred Stock Authorization Proposal is to consider and vote upon approving and adopting an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue 10 million shares of preferred stock, which shares shall be “blank-check preferred stock” issuable in one or more series as solely determined by the Board, and to have the voting powers, preferences and relative participation, optional and special rights, and qualifications, limitations and restrictions thereof, as solely determined by the Board (the “Blank Check Preferred Stock Authorization”). As of the Record Date, the Company had no preferred stock authorized for issuance.

The Board has approved and recommended for approval and adoption by the stockholders the submission of the Blank Check Preferred Stock Authorization at the Annual Meeting. If the Blank Check Preferred Stock Authorization is approved by the Company’s stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, unless a specific issuance requires stockholder approval under applicable law or under Nasdaq rules or the rules of any quotation system or stock exchange on which the Company’s shares are then listed.

The proposed form of Amendment to the Amended and Restated Certificate of Incorporation providing for amendments to the Certificate of Incorporation to implement the Blank Check Preferred Stock Authorization is attached to this proxy statement as Annex C (the “Preferred Stock Amendment to the Amended and Restated Certificate”). The form of the Preferred Stock Amendment to the Amended and Restated Certificate attached as Annex C to this proxy statement shows all proposed amendments and related textual changes to the provisions of the existing Amended and Restated Certificate of Incorporation to implement the Blank Check Preferred Stock Authorization. Text that is proposed to be added to the existing Certificate of Incorporation is double-underlined and text that is proposed to be deleted from the existing Certificate of Incorporation is struck through. The form attached hereto as Annex C includes changes to provisions providing for the rights of holders of common stock that qualify such rights with reference to the potential rights of holders of certain series of preferred stock that may be provided for in resolutions of the Board and in the respective certificates of designations relating to such series of preferred stock. The Preferred Stock Amendment to the Amended and Restated Certificate would provide that, except as otherwise required by law, holders of Common Stock will not be entitled to vote on further amendments to the Company’s certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relate solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment. In addition, the Preferred Stock Amendment to the Amended and Restated Certificate would allow the number of authorized shares of Common Stock or Preferred Stock to be increased or decreased in the future (but not below the number of shares thereof then outstanding) by the requisite vote of the stockholders entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and without a separate vote of the holders of the Common Stock or the preferred stock voting separately as a (unless a vote of any such holder is expressly required therefor pursuant to this certificate of incorporation (including any certificate of designation relating to any series of preferred stock)). By virtue of approving and adopting the Blank Check Preferred Stock Authorization, stockholders would also be approving and adopting each of these amendments reflected in the Preferred Stock Amendment to the Amended and Restated Certificate.

The Preferred Stock Amendment to the Second Amended and Restated Certificate that, subject to stockholder approval, we will file with the Secretary of State of the State of Delaware will reflect only the proposed amendments that are approved and immaterial changes contained therein or that are required to conform to the form required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Blank Check Preferred Stock Authorization.

If the stockholders approve the Blank Check Preferred Stock Authorization, the Board will have the authority to effect the Blank Check Preferred Stock Authorization by causing the filing and effectiveness of the Preferred Stock Amendment to the Amended and Restated Certificate with the Secretary of State of the State of Delaware. Upon such filing and effectiveness, the Board would have the authority to issue up to 10 million shares of preferred stock in one or more series, with such voting powers, preferences and relative participation, optional and special rights, and qualifications, limitations and restrictions thereof, as solely determined by the Board without any additional action by the Company’s stockholders, unless otherwise required by law or by Nasdaq rules or the rules of any quotation system or stock exchange upon which the shares of common stock of the Company are listed and trade. With regard to such proposed blank check preferred stock, the Board’s authority to determine the terms of any such shares of preferred stock would include, but not be limited to: (i) the designation of each series and the number of shares that will constitute each such series; (ii) the dividend rate for each series; (iii) the price at which, and the terms and conditions on which, the shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting powers and rights for each series. Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company, and the Board may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

The Board has no definitive plans, proposals or arrangements to issue any shares of blank check preferred stock. The Board believes, however, that approval of the Blank Check Preferred Stock Authorization will provide the flexibility to take advantage of opportunities as they arise and will improve the Company’s ability to attract investment capital as various series of preferred stock may be customized to meet the needs of particular transactions or market conditions.

Certain Disadvantages of the Blank Check Preferred Stock Authorization

If the Blank Check Preferred Stock Authorization is approved, the availability of undesignated blank check preferred stock may have certain negative effects on the rights of holders of Common Stock. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such preferred stock. The Board will be permitted, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, or voting or other rights, powers or preferences which are superior to the voting power or other rights of the holders of Common Stock and may adversely affect the holders of the Common Stock. Specifically, the Company will be in a position to issue securities which would grant to their holders preferences, powers, rights or priorities over the holders of Common Stock with respect to, among other things, liquidation, dividends and voting. These preferences, powers, rights or priorities could result in holders of Common Stock receiving less in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for dividends on Common Stock, and dilute the voting power of the holders of our Common Stock. For example, the holders of the Company’s preferred stock may be entitled to receive a certain amount per share of the preferred stock before the holders of its Common Stock receive any dividend or other distribution, or to block the declaration of a dividend. The holders of the Company’s preferred stock may also be entitled to vote, and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. The amendments associated with the Blank Check Preferred Stock Authorization may also allow for amendments to the terms of any series preferred stock in the future without any vote of the holders of the Common Stock and would provide that a separate class vote of the holders of the Common Stock is not required for future amendments increasing or decreasing the number of authorized shares of Common Stock or preferred stock. A series of preferred stock also may be convertible into shares of Common Stock, which may also dilute the voting power and economic interest of holders of Common Stock. In addition, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock would dilute the earnings per share and book value per share of all outstanding shares of the Common Stock.

In addition, the Company could issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board in opposing such actions. In addition, the Board could authorize holders of a series of the Company’s preferred stock to vote either separately as a class or with the holders of its common stock, on the election of all or some of the members of the Board, and on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company’s stockholders and could be used to entrench current management or deter an attempt to replace the Board.

Principal Effects of the Blank Check Preferred Stock Authorization

If our stockholders approve the Blank Check Preferred Stock Authorization, the Company will be enabled to issue shares of preferred stock and to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The Blank Check Preferred Stock Authorization, in and of itself, will not affect any stockholder’s percentage ownership interests in the Company. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Blank Check Preferred Stock Authorization

In order to effect the Blank Check Preferred Stock Authorization, this Proposal No. 4 must be approved by the stockholders at the Annual Meeting. If the stockholders approve the Blank Check Preferred Stock Authorization, we expect that the Board will adopt a resolution setting forth the Preferred Stock Amendment to the Amended and Restated Certificate, declare its advisability, and authorize its filing with the Secretary of State of the State of Delaware, that the Company will promptly file such Preferred Stock Amendment to the Amended and Restated Certificate with the Secretary of State of the State of Delaware, and that such Preferred Stock Amendment to the Amended and Restated Certificate will become effective upon such filing. At the time of the effectiveness of the Amendment to the Amended and Restated Certificate, the Blank Check Preferred Stock Authorization will become effective. The text of the Blank Check Amendment to the Amended and Restated Certificate to effect the Blank Check Preferred Stock Authorization will be in the form attached hereto as Annex C, provided that the form of Amendment to the Amended and Restated Certificate attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Blank Check Preferred Stock Authorization. As soon as practicable our stockholders will be notified that the Blank Check Preferred Stock Authorization has been effected.

Upon the filing and effectiveness of the Amendment to the Amended and Restated Certificate, the Board will have the authority to authorize the issuance of up to 10 million shares of preferred stock in one or more series, with such voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions, as solely determined by the Board, without any additional action by the Company’s stockholders. The Board may authorize the issuance of new series of shares of preferred stock by executing and filing one or more certificates of designation with the Secretary of State of the State of Delaware, setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of the preferred stock in the discretion of the Board, which will become effective upon filing or at such time as may be directed by the Board in accordance with Delaware law.

The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.

Anti-Takeover Effects

The blank check preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of Common Stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders. Please note that the creation of the blank check preferred stock has not been proposed by the Board for an anti-takeover-related purpose and the Board has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock.

Potential Consequences if Stockholder Approval is Obtained

This Preferred Stock Authorization Proposal would enable the Company to create and utilize the issuance of blank check preferred stock for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The availability of undesignated blank check preferred stock may have certain negative effects on the rights of the holders of Common Stock, including those described above. The actual effect of the issuance of any shares of blank check preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such blank check preferred stock. The amendments associated with the Blank Check Preferred Stock Authorization may also allow for amendments to the terms of any series preferred stock in the future without any vote of the holders of the Common Stock and would provide that a separate class vote of the holders of the Common Stock is not required for future amendments increasing or decreasing the number of authorized shares of Common Stock or preferred stock.

Dissenters’ Rights of Appraisal

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with this Authorization of Preferred Stock Proposal.

Required Vote

Approval of the Preferred Stock Amendment to the Amended and Restated Certificate requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting on the proposal to be voted “FOR” the proposal. Abstentions will have the same effect as an against vote on the matter and broker non-votes, if any, will have no effect on the matter.

The Board of Directors recommends a vote “FOR” the Preferred Stock Authorization Proposal and Proxies that are signed and returned will be so voted, unless otherwise instructed.

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PROPOSAL NO. 5

Approval and Adoption of Amendments to the Amended and Restated Certificate of Incorporation to

Provide for Officer Exculpation

(ITEM NO. 5 ON THE PROXY CARD)

The Proposed Amendments

A description of the amendments to the Amended and Restated Certificate of Incorporation proposed in this Proposal No. 5 is summarized below. The description is qualified in its entirety by the full text of the proposed amendments, which are set forth in Annex D to this Proxy Statement, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underlined” text.

Officer Exculpation

Article Tenth of our Amended Restated Certificate of Incorporation currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), but does not provide such exculpation to officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for direct claims for breach of the duty of care.

Our Board has proposed to amend Article Tenth to update the current exculpation provision in our Amended and Restated Certificate of Incorporation consistent with the recent amendment of Section 102(b)(7) of the DGCL, which would provide officers of the Company with similar exculpation protections to those currently afforded members of our Board for direct claims, subject to certain additional limitations in the DGCL.

For purposes of the amendment, “officer” has the meaning provided in Section 102(b)(7) of the DGCL, and exculpation would be provided to the following officers: (i) the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer, (ii) “named executive officers” identified in the Company’s SEC filings, and (iii) other individuals who, by written agreement with the Company, have consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Similar to the existing exculpation provided to members of our Board under our Amended and Restated Certificate of Incorporation, the amendments set forth in Article Tenth of the Amended and Restated Certificate of Incorporation would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Furthermore, pursuant to Section 102(b)(7) of the DGCL, the amendments to Article Tenth of the Amended and Restated Certificate of Incorporation would allow for the exculpation of the officers specified above only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

Reasons for the Proposed Amendments

Our Board believes that it is advisable and in the best interests of the Company to amend the Amended and Restated Certificate of Incorporation to maintain provisions consistent with the DGCL, and believes that the amendments set forth under this Proposal No. 5 are necessary in order to continue to attract and retain experienced and qualified directors and officers. Our Board and management prioritizes attracting and retaining top talent as a key driver of our long-term strategy and continued stockholder value creation. Exculpation is a measure that we believe individuals consider in determining whether to accept an appointment, or continue, as a director or officer of a corporation. We do not believe that the amendments set forth under this Proposal No. 5 would negatively impact stockholder rights in a manner deemed material by the Board.

Officers are required to make decisions on crucial matters, often in response to time-sensitive opportunities and challenges. Such decisions can create risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. We believe that limiting the economic impact of this type of litigation to our Company would empower officers to best exercise their business judgment in furtherance of stockholder interests. In considering the proposed addition of an officer exculpation provision, the Board took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, the limited number of our officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7) of the DGCL, including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.

Effectiveness

If our stockholders approve this Proposal No. 5, the amendments described under this Proposal No. 5 and set forth in Annex D hereto will become legally effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting.

If this Proposal No. 5 is not approved and adopted by our stockholders, the amendments to the Company’s Amended and Restated Certificate of Incorporation described in this Proposal No. 5 and set forth in Annex D will not be made and the existing exculpation clause, set forth in Article Tenth of our Amended and Restated Certificate of Incorporation will remain in effect.

Dissenters’ Rights of Appraisal

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with this Officer Exculpation Proposal.

Required Vote

Approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal to be voted “FOR” the proposal. As a result, broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” the proposal.

PROPOSAL NO. 6

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 6 ON THE PROXY CARD)

The independent registered public accounting firm, Friedman LLP (“Friedman”), had been our independent auditor since 2020. Effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”) and continued to operate as an independent registered public accounting firm. On October 13, 2022, the Audit Committee of the Company approved the dismissal of Friedman and the engagement of Marcum to serve as the independent registered public accounting firm of the Company. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum. On April 16, 2025, Marcum informed the Company that Marcum resigned as the Company’s independent registered public accounting firm. Also on April 16, 2025, the Company, with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ as the Company’s independent registered public accounting firm. The services previously provided by Marcum are now provided by CBIZ.

Marcum’s audit report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, with respect to the consolidated balance sheet of the Company as of December 31, 2024, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2024, and the related notes, and CBIZ’s audit report appears in such Annual Report, with respect to the consolidated balance sheet of the Company as of December 31, 2025, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2025, and the related notes. A representative of CBIZ will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint CBIZ to serve as independent auditors to conduct an audit of Nexalin Technology’s financial statements for the 2026 fiscal year. However, the Board is submitting this matter to Nexalin Technology’s stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain CBIZ and may retain that firm or another without re-submitting the matter to the stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Nexalin Technology and the stockholders.

Vote Required and Recommendation of the Board

The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 6. Abstentions will have no effect on the outcome of this proposal. Because this proposal is considered a “routine” matter, we do not expect that any broker non-votes will occur with respect to this proposal; however, broker non-votes, if any, will have no effect on this proposal.

The Board of Directors recommends a vote “FOR” ratification of the appointment of the independent auditors and Proxies that are signed and returned will be so voted, unless otherwise instructed.

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Audit Fees

Nexalin Technology incurred aggregate audit and financial statement review fees of approximately (i) $247,000 from CBIZ for 2025, and (ii) $ $196,000 from Marcum for 2024. These fees include fees for professional services rendered for the audit of our annual financial statements and the review of financial statements included in our reports on Form 10-Q, or services that are normally provided in connection with statutory and regulatory filings and fees related to registration statements.

Tax Fees

Nexalin Technology did not incur tax fees from Marcum or CBIZ in either 2025 or 2024.

Audit-Related Fees

Nexalin Technology did not incur audit-related fees from Marcum or CBIZ in either 2025 or 2024.

All Other Fees

Nexalin Technology did not incur other accounting fees from Marcum or CBIZ in either 2025 or 2024.

Audit Committee Administration of the Engagement

The engagement with CBIZ as the Company’s principal accountants were approved in advance by the Board and the Audit Committee. No non-audit or non-audit related services were approved by the Audit Committee in either 2025 or 2024.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to preapprove services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by the independent accountants have been pre-approved by the Audit Committee to assure that such services do not impair the auditors’ independence from us.

Changes in Company’s Independent Registered Public Accountant

During the two most recent fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 31, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum or CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum or CBIZ to make reference to the subject matter of the disagreements in connection with their reports on the Company’s consolidated financial statements for such years. Also, during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

CBIZ and Marcum’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024, respectively, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2025 and 2024 and through July 10, 2026, neither the Company nor anyone on its behalf consulted with Marcum or CBIZ regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ or Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2025 and met with management to discuss such audited financial statements. The Audit Committee has discussed with our independent accountants, CBIZ, the matters required to be discussed by the Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from CBIZ required by the Independence Standards Board Standard No. 1, as may be modified or supplemented. The Audit Committee has discussed with CBIZ its independence from Nexalin Technology and its management. CBIZ had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.

Submitted by the Audit Committee:

Leslie Bernhard

Alan Kazden

Ben V. Hu, M.D.

The above Audit Committee report is not deemed to be “soliciting material,” and is not “filed” with the SEC.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to Corporate Secretary, Nexalin Technology, Inc., 1776 Yorktown, Suite 550, Houston, Texas 77056, phone number 832-260-0222.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Stockholders

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 12, 2027 to our Corporate Secretary at 1776 Yorktown, Suite 550, Houston, Texas 77056, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act; provided, however, that if our 2027 annual meeting of stockholders is held before July 12, 2027 or after September 10, 2027, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2027 annual meeting of stockholders.

Pursuant to our Second Amended and Restated Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2027 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, no later than the close of business on May 13, 2027 nor earlier than the close of business on April 13, 2027. However, if our 2027 annual meeting of stockholders is not held between July 12, 2027 and October 20, 2027, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. You are advised to review our Second Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act no later than June 12, 2027. Such notice may be mailed to our Corporate Secretary at the address above.

The chair of the 2027 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2027 annual meeting of stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Second Amended and Restated Bylaws, if the 2027 proxy statement briefly describes the matter and how management’s proxyholders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

Electronic Availability of Proxy Statement and Annual Report

As required by SEC rules, we are making this Proxy Statement and our Annual Report available to stockholders electronically at https://www.cstproxy.com/nexalin/2026.

If you received a paper copy of this Proxy Statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on https://www.cstproxy.com/nexalin/2026. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at https://www.cstproxy.com/nexalin/2026. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at https://www.cstproxy.com/nexalin/2026.

The Annual Report accompanies the proxy materials being provided to all stockholders. We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, additional copies of the Annual Report including the financial statements and financial statement schedules included therein. All such requests should be directed to Corporate Secretary, Nexalin Technology, Inc., 1776 Yorktown, Suite 550, Houston, Texas 77056.

By order of the Chairman of the Board

/s/ Leslie Bernhard
Leslie Bernhard

Houston, Texas
July 10, 2026

Annex A

NEXALIN TECHNOLOGY, INC.
2026 EQUITY INCENTIVE PLAN

ARTICLE I.
ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment and Impact on Prior Plan. The Company hereby establishes the Plan, effective as of June 28, 2026 (the “Effective Date”), subject to stockholder approval at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Upon such approval, (i) the Company’s 2023 Equity Incentive Plan, as amended (the “Prior Plan”), will terminate in its entirety without further action, and (ii) no shares remaining for issuance under the Prior Plan as of the date of the Annual Meeting (plus any shares that would otherwise be added to its share reserve thereafter) will carry over to the Plan, and such remaining shares will be cancelled. In anticipation of stockholder approval of the Plan, the Company will not grant any awards under the Prior Plan during the period beginning July 6, 2026, and ending on the day immediately prior to the Annual Meeting. Notwithstanding any termination of the Prior Plan, all outstanding awards under the Prior Plan as of the date of the Annual Meeting will remain outstanding and will be administered and settled in accordance with their terms.

1.2 Purpose. The Plan’s purpose is to enhance the Company’s ability to attract, retain, and motivate Service Providers who make (or are expected to make) important contributions to the Company and its Subsidiaries by providing these individuals with equity ownership opportunities.

1.3 Duration. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Effective Date, such that no Award may be granted pursuant to the Plan on or after that date (but Awards outstanding as of that date will remain outstanding and will be administered and settled in accordance with their terms). Notwithstanding the foregoing, if the Plan is not approved by the Company’s stockholders at the Annual Meeting, the Plan will not become effective, no Awards will be granted under the Plan, and the Prior Plan will continue in full force and effect in accordance with its terms.

ARTICLE II.
DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Administrator” means the Board or the Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2 below, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.

2.2 “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Award” means an Option, Stock Appreciation Right, Restricted Stock award, Restricted Stock Unit award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.4 “Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

Annex A-1

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means (i) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company; (D) the Participant’s gross misconduct in the conduct of the Participant’s duties for the Company or any Subsidiary; (E) any material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary that the Administrator reasonably determines has had or will have a material detrimental effect on the Company’s reputation or business; (F) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of un-adjudicated probation for any felony or indictable offense or crime involving moral turpitude; (G) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; (H) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries; or (I) the Participant’s material disregard of the policies of the Company or any Subsidiary.

2.7 “Change in Control” means each of the following:

(a) The consummation of a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition; or (iv) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; (ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and (iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

Annex A-2

(d) The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this definition with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.9 “Committee” means the Compensation Committee of the Board.

2.10 “Common Stock” means the common stock, par value $0.001, of the Company.

2.11 “Company” means Nexalin Technology, Inc., a Delaware corporation, or any successor.

2.12 “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

2.13 “Director” means a Board member.

2.14 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

2.15 “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time, and subject to such limitations, as may be determined by the Administrator.

2.16 “Effective Date” has the meaning set forth in Section 1.1 of this Plan.

2.17 “Employee” means any employee of the Company or any of its Subsidiaries.

2.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.19 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

Annex A-3

2.20 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.

2.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with Section 424(e) and (f) of the Code, respectively.

2.22 “Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.23 “Incumbent Directors” means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.24 “Non-Employee Director” means a Director who is not an Employee.

2.25 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means a right granted under Article VI of this Plan to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

2.28 “Overall Share Limit” has the meaning set forth in Section 5.1 below.

2.29 “Participant” means a Service Provider who has been granted an Award.

2.30 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2 of this Plan, to receive Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.

2.31 “Plan” means this 2026 Equity Incentive Plan, as amended, or amended and restated, from time to time.

Annex A-4

2.32 “Restricted Stock” means Shares awarded to a Participant under Article VII of this Plan, subject to certain vesting conditions and other restrictions.

2.33 “Restricted Stock Unit” means an unfunded, unsecured right granted to a Participant under Article VII of this Plan to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.34 “Section 409A” means Section 409A of the Code and the regulations promulgated thereunder by the United States Treasury Department, as amended or as may be amended from time to time.

2.35 “Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.36 “Service Provider” means an Employee, Consultant or Director.

2.37 “Shares” means shares of Common Stock, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Article IX below.

2.38 “Stock Appreciation Right” or “SAR” means a right granted under Article VI of this Plan to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.39 “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.40 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.41 “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.

2.42 “Termination of Service” means:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

Annex A-5

The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves-of-absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.

ARTICLE III.
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

ARTICLE IV.
ADMINISTRATION AND DELEGATION

4.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.

4.2 Delegation of Authority. To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

ARTICLE V.
SHARES AVAILABLE FOR AWARDS

5.1 Number of Shares. Subject to adjustment under Article IX below and the terms of this Article V, Awards may be made under the Plan covering up to 7,000,000 Shares (the “Overall Share Limit”), all of which may be granted as Incentive Stock Options. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. The Overall Share Limit provides a limit on the number of Shares that may be issued pursuant to Awards and does not limit the number of Awards granted.

Annex A-6

5.2 Share Recycling.

(a) If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

(b) Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares that are repurchased by the Company with Option proceeds; and (iv) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.

5.3 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Consultants prior to such acquisition or combination.

5.4 Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding Non-Employee Director compensation, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $750,000 (increased to $1,500,000 in the calendar year of a Non-Employee Director’s initial service as a Non-Employee Director or any calendar year during which a Non-Employee Director serves as chairman of the Board or lead independent Director, which limits shall not apply to the compensation for any Non-Employee Director of the Company who serves in any capacity in addition to that of a Non-Employee Director for which he or she receives additional compensation or any compensation paid to any Non-Employee Director prior to the calendar year following the calendar year in which the Plan’s effective date occurs). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

5.5 Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Administrator, fractional shares shall be settled in cash.

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ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 General. The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.

6.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6 below, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.3 Duration of Options. Subject to Section 6.6 below, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant.

6.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 below and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5 of this Plan. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5 Payment Upon Exercise. The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation: (a) Cash, check or wire transfer of immediately available funds; (b) If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to

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the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company; (c) To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery; (d) To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; (e) Any other lawful consideration permitted by the Administrator; or (f) To the extent permitted by the Administrator, any combination of the above payment forms.

6.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, if requested the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.

ARTICLE VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of the underlying Shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.

7.2 Restricted Stock.

(a) Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2 of this Plan, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

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(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

7.3 Restricted Stock Units. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law. Restricted Stock Units may be settled in whole Shares, cash or a combination thereof, as specified by the Administrator in the related Award Agreement.

ARTICLE VIII.
OTHER TYPES OF AWARDS

8.1 General. The Administrator may grant Performance Stock Unit awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.

8.2 Performance Stock Unit Awards. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Stock Units may be settled in whole Shares, cash or a combination thereof, as specified by the Administrator in the related Award Agreement.

8.3 Dividend Equivalents. If provided by the Administrator, an Award (other than an Option or Stock Appreciation Right) may entitle a Participant to receive Dividend Equivalents. Dividend Equivalents may be settled in cash or Shares and will be subject to the same restrictions on transferability and forfeitability as the underlying Award, along with any other terms and conditions set forth in the Award Agreement. For the avoidance of doubt, Dividend Equivalents with respect to an Award subject to vesting shall be accumulated and shall vest to the same extent as the related Award. All such Dividend Equivalents shall be paid after vesting at such times as the Administrator specifies in the applicable Award Agreement or as otherwise determined by the Administrator.

8.4 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

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8.5 Performance Goals and Criteria. Performance goals or performance criteria (and adjustments) established by the Administrator for any Award may be described in terms of Company-wide objectives or objectives that are related to the performance of a Subsidiary, division, business unit, department, region or function within the Company or Subsidiary in which the Participant is employed or in terms of the performance of the individual Participant, and may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. The Administrator may in its sole discretion, and without the consent of any Participant, adjust the performance goals or performance criteria (or the related levels of achievement of the performance goals or performance criteria) to equitably account for any events or developments affecting achievement of the performance goals or performance criteria that were not anticipated at the date of grant.

ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

9.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (a) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (b) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (c) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

9.2 Corporate Transactions. In the event of any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event (including the sale, merger or other corporate transaction involving a Subsidiary), other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting

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principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate (and without the consent of any Participant or any other person) in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price (and the applicable performance goals or performance criteria), in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued) or in the terms and conditions of (including the grant or exercise price), and the performance goals or performance criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

9.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 9.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, all outstanding Awards will become immediately exercisable or vested, provided that any Awards with respect to which the number of Shares depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target measured through the date immediately prior to the Change in Control (or as close to such date as administratively practicable). In connection with a Change in Control, the Administrator may, in its sole discretion and without the consent of Award holders, provide that any outstanding and vested Award (or a portion thereof), including those that vest by reason of the immediately preceding sentence, shall, upon the occurrence of such Change in Control, be canceled in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (x) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (y) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not

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be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents). If the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment of any consideration. An Award will be considered replaced with a comparable award if the Award is exchanged for an amount of cash or other property with a value equal to the amount that could have been obtained upon the settlement of such Award in such Change in Control (as determined by the Administrator), even if such cash or other property payable with respect to the unvested portion of such Award remains subject to similar vesting provisions following such Change in Control. Notwithstanding the foregoing, the Administrator will have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change in Control.

9.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Company may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Company may determine to be reasonably appropriate under the circumstances.

9.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spin-off, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.

ARTICLE X.
PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, Options and Stock Appreciation Rights will be exercisable only by the Participant. References in this Plan to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.

10.2 Documentation. Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.

10.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition to or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

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10.4 Changes in Participant’s Status. Subject to Applicable Law, the Administrator will determine how the disability, death, retirement, authorized leave-of-absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, or guardian may exercise rights or receive payments under the Award, if applicable.

10.5 Withholding. Each Participant must pay to the Company, or make provision satisfactory to the Company, for payment of, any Tax-Related Items required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

10.6 Amendment of Awards; No Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX hereof or pursuant to Section 11.11 below. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Article IX hereof, without the approval of the stockholders of the Company, (x) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share, or (y) cancel outstanding Options or Stock Appreciation Rights that have an exercise price in excess of Fair Market Value in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

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10.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (iii) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.

10.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

ARTICLE XI.
MISCELLANEOUS

11.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.

11.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

11.3 Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.11 of this Plan, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.

11.4 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.

Annex A-15

11.5 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.5 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

11.6 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.6 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.6 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.6. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

Annex A-16

11.7 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11.8 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

11.9 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

11.10 Clawback Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (e.g., the Nexalin Technology, Inc. Compensation Recoupment Policy), as and to the extent set forth in such claw-back policy or the Award Agreement, and whether or not such policy was in place at the time of grant of an Award.

11.11 Conformity to Applicable Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.

11.12 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

11.13 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.14 Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Agreement and any action taken under the Plan by the Administrator or the Company, in any case in accordance with the terms and conditions of the Plan.

11.15 Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

*     *     *     *     *

Annex A-17

Annex B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEXALIN TECHNOLOGY INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Nexalin Technology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH

(A) Classes of Stock. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,000,000 shares consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

(B) Fractional Shares. Shares of capital stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to the rights, powers and preferences of a holder of the applicable class or series of capital stock.

(C) Reverse Split. Effective [date and time] (the “Reverse Stock Split Effective Time”), a one-for-[__]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [__]1 shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation or issued and held by the Corporation in treasury immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time, with no corresponding reduction in the number of authorized shares of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. If, upon aggregating all of the shares of Common Stock held by a holder of Common Stock immediately following the Reverse Stock Split such holder would otherwise be entitled to a fractional share of Common Stock, the Corporation shall pay in cash (without interest) to each such holder an amount equal to such fraction multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on the last trading day immediately preceding the Reverse Stock Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split).

Each stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, from and after the Reverse Stock Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares formerly represented by such certificate have been reclassified as well the right to receive cash in lieu of fractional shares of Common Stock to which such holder may be entitled; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified as well as the right to receive cash in lieu of fractional shares of Common Stock to which such holder may be entitled.”

2.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

[1]	Shall be a whole number equal to or greater than two (2) and equal to or lesser than one hundred (100) and shall include not more than four decimal digits, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board of directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

Annex B-1

Annex C

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

The undersigned, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Lai, certifies as follows:

FIRST: The name of the corporation is: Nexalin Technology, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the Slate of Delaware is 1811 Silverside Road, Wilmington, DE 19810. The name of the registered agent at that address for purposes of service of process is USACORP DE INC.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law other than a banking or trust business.

FOURTH:

(A) Classes of Stock. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is ~~100,000,000 shares, par value of $0.001 per share, consisting of~~110,000,000 shares, which shall be divided into two classes of stock as follows: (i) 100,000,000 shares of Common Stock, par value $0.001 per share~~.~~ (the “Common Stock ~~may be~~ ”), and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which may be designated from time to time in accordance with paragraph (C) of this Article Fourth.

(B) Fractional Shares. Shares of capital stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to ~~exercise opting rights, receive dividends, participate in distributions and to have the benefit of all other rights of stockholders of this Corporation.~~the rights, powers and preferences of a holder of the applicable class or series of capital stock.

(C) Voting.

Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designation relating to any series of Preferred Stock (as the same may be amended and/or restated from time to time, this “Certificate of Incorporation”) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

Annex C-1

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the stockholders entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is expressly required therefor pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

(D) Preferred Stock.

The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) as may be permitted by the General Corporation Law. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series of Preferred Stock).

FIFTH: The name and mailing address of the sole incorporator is: Kyle A. Taylor, Esq., do Warshaw Burstein, LLP, 575 Lexington Avenue, New York, New York 10022.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote.

SEVENTH: The Board of Directors, from time to time (after adoption by the undersigned of the original By-Laws of the Corporation), may make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended or repealed, by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

Annex C-2

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors (or any class of them) and or between the Corporation and its stockholders (or any class of them), any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Annex C-3

Annex D

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

The undersigned, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Lai, certifies as follows:

FIRST: The name of the corporation is: Nexalin Technology, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the Slate of Delaware is 1811 Silverside Road, Wilmington, DE 19810. The name of the registered agent at that address for purposes of service of process is USACORP DE INC.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law other than a banking or trust business.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares, par value of $0.001 per share, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share. Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise opting rights, receive dividends, participate in distributions and to have the benefit of all other rights of stockholders of this Corporation.

FIFTH: The name and mailing address of the sole incorporator is: Kyle A. Taylor, Esq., do Warshaw Burstein, LLP, 575 Lexington Avenue, New York, New York 10022.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote.

SEVENTH: The Board of Directors, from time to time (after adoption by the undersigned of the original By-Laws of the Corporation), may make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended or repealed, by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors (or any class of them) and or between the Corporation and its stockholders (or any class of them), any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number

Annex D-1

representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

TENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the ~~director’s~~ duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law~~,~~; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law; ~~or~~ (iv) for any transaction from which the director or officer derived an improper/personal benefit; or (v) in case of an officer, in any action by or in the right of the Corporation. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Annex D-2

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

NEXALIN TECHNOLOGY, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 10, 2026.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4, 5, AND 6.

Please mark your votes like this **X**

1. Election of Directors

Nominees

01) Leslie Bernhard
02) Mark White
03) David Owens, M.D.
04) Alan Kazden
05) Ben V. Hu, M.D.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

2. Approval of the Nexalin Technology, Inc. 2026 Equity Incentive Plan. — FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2026**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If it is a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer.

2026 NEXALI N TECHNOLOG Y , INC. PLEASE D O NO T RETUR N THE PROXY CARD IF YOU AR E VOTING ELECTRONICAL L Y . ▲ FOL D HER E • D O NO T SE P AR A T E • INSER T I N ENVELOP E PROVIDE D ▲ Signature Signature, if held jointly Dat e , 2026 Pleas e sig n exactl y a s you r name(s ) appear(s ) hereon . Whe n signin g a s attorne y , executo r , administrato r , o r othe r fiduciar y , pleas e giv e ful l titl e a s such . Join t owner s shoul d each sig n personall y . Al l holder s mus t sign . I f i t i s a corporation , limite d liabilit y compan y , o r partnership , pleas e sig n i n ful l corporate , limite d liabilit y compan y , o r partnershi p nam e by authorize d office r . Please mark your votes lik e this X if yo u marked , signe d an d returne d you r proxy card . V otes submitte d electronicall y over the Internet mus t be rec e ived by 1 1 : 5 9 p . m . , Eastern T ime, on Augus t 10 , 2026 . INTERNET ww w .cstproxyvote.com Use the Internet to vote your prox y . Have your proxy card available when you access the above website. Follow the prompts to vote your shares. V ote a t the Meeting – If you plan to attend the virtual online annual meeting, you will need your 16 digit control number to vote electronically at the annual meeting. T o attend the annual meeting, visit: https://ww w .cstprox y .com/nexalin/2026 MOBILE VOTING On your Smartphone/ T ablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign an d dat e your prox y card and return it in the postage - paid envelope provided. V ot e b y Internet , Smartphon e o r T able t - QUIC K *** EAS Y IMMEDI A T E - 2 4 Hour s a Da y , 7 Day s a W ee k o r b y Mail Y our Mobile or Internet vot e authorizes the named proxies to vot e you r share s in the sam e manne r as YOUR VOTE IS IMPOR T AN T . PLEASE VOTE T OD A Y . 207367 Nexalin Proxy Card Rev1 Front CONTROL NUMBER 4 . Approval and adoption of an Amendment to the Amended and Restated Certificate of Incorporation of the Company to authorize 10 million shares of preferred stock. 5 Approval and adoption of an Amendment to the Amended and Restated Certificate of Incorporation of the Company to Provide for Officer Exculpation . 6 . Ratification of the appointment of CBIZ C P AS P .C. a s the Company ’ s independen t auditors for the fiscal year ending December 31, 2026. T o withhold authorit y to vot e for an y individual nominee(s), mark “For Al l Except” an d write the number(s) of the nominee(s) on the line belo w . NOTE : In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment thereof . THIS PROXY CAR D IS V ALI D ON L Y WHEN SIGNED AN D D A TED . 1. Election of Directors Nominees 1) Leslie Bernhard 2) Mark White 3) David Owens, M.D. 4) Alan Kazden 5) Ben V . Hu, M.D. 2 . Approval of the Nexalin T echnolog y , Inc. 2026 Equity Incentive Plan. 3 . Approval and adoption of a series of one or more amendments of the Company ’ s Amended and Restated Certificate of Incorporation to e f fect one or more reverse stock splits of the Company ’ s common stock at a ratio ranging from any whole number between and including 1 - for - 2 and 1 - for - 100 and in the aggregate not more than 1 - for - 250, inclusive, as determined by the Company ’ s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments. PROXY TH E BOAR D O F DIREC T OR S RECOMMEND S A VOT E “FOR ” EAC H O F TH E NOMINEES LISTE D I N PROPOSA L 1 , AN D “FOR ” PROPOSAL S 2 , 3 , 4 , 5 , AN D 6. FOR AGAINST ABS T AIN FOR AGAINST ABS T AIN FOR AGAINST ABS T AIN FOR AGAINST ABS T AIN FOR AGAINST ABS T AIN FO R WITHHOL D FO R ALL AL L AL L EXCEPT

2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

NEXALIN TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON AUGUST 11, 2026

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

Continued and to be signed on the reverse side.

2026 ▲ FOL D HER E • D O NO T SE P AR A T E • INSER T I N ENVELOP E PROVIDE D ▲ PROXY NEXALI N TECHNOLOG Y , INC. THI S PROX Y I S SOLICITE D O N BEHAL F O F TH E BOAR D O F DIREC T ORS FO R TH E ANNUA L MEETIN G O N AUGUS T 1 1 , 2026 The undersigned hereby appoints Mark White and Leslie Bernhard, and each of them, with the full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Nexalin T echnolog y , Inc . , (the “Company”) to be held on August 1 1 , 2026 at 10 a . m . E T , in a virtual meeting conducted via live audio webcast at https : //ww w . cstprox y . com/nexalin/ 2026 and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting . THIS PROX Y , WHEN PROPE R L Y EXECUTED, WILL B E VOTED IN THE MANNER DIRECTED HEREI N B Y THE UNDERSIGNE D SHAREHOLDER . Continue d an d to be signe d on the revers e side. 207367 Nexalin Proxy Card Rev1 Back Important Notic e Regardin g A vailabilit y of Proxy Materials for the Annua l Meeting: https://ww w .cstprox y .com/nexalin/2026